Exhibit 2.4

CONTRIBUTION AGREEMENT

by and among

UTAH STATE RETIREMENT INVESTMENT FUND,

EOLA PROPERTY TRUST, L.P.

and

EOLA PROPERTY TRUST

Dated as of August 6, 2010

i

ii

EXHIBIT LIST

SECTION FIRST
EXHIBITS		REFERENCED

A	Definitions	Recital A

B	Contributor’s Properties, Participating Companies and Company Interests	Recital B

C	Form of Contribution and Assumption Agreement	1.1

D	Total Consideration	1.3

E	Form of Registration Rights Agreement	2.7(c)

F	Disclosure Schedule	Art. 2

G	Form of Articles of Amendment and Restatement	2.7(a)

H	FIRPTA Certificate	7.2(d)

I	FA Two Liberty Place, LLP Amended Partnership Agreement	1.3(c)

J	Form of Lock-up Agreement	Recital E

SCHEDULES

4.4	Existing Loans	4.4

iii

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (including all exhibits and schedules hereto, this “Agreement”) is made and entered into as of August 6, 2010 (the “Effective Date”) by and among EOLA PROPERTY TRUST, L.P., a Delaware limited partnership (the “Operating Partnership”), EOLA PROPERTY TRUST, a Maryland real estate investment trust (the “Company”) and Utah State Retirement Investment Fund, a common trust fund created pursuant to the statutes of the State of Utah (the “Contributor”).

RECITALS

A.            For purposes of this Agreement, all capitalized terms shall have the meanings given to such terms in Exhibit A, or as otherwise defined in this Agreement.

B.            The Operating Partnership desires to consolidate the ownership of a portfolio of properties (collectively, the “Participating Properties”) through a series of transactions (collectively, the “Formation Transactions”) whereby the Operating Partnership will acquire, directly or indirectly, some or all of the interests in certain limited partnerships and limited liability companies set forth on Exhibit B (collectively, the “Participating Companies”), which Participating Companies currently own, lease or manage, directly or indirectly, the Participating Properties.

C.            The Formation Transactions include the proposed initial public offering (the “Public Offering”) of common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of the Company, which is (either directly or indirectly) the sole general partner of the Operating Partnership.

D.            The Contributor desires to transfer its interests in the Participating Companies to the Operating Partnership in exchange for Common Shares of the Company on the terms and subject to the conditions set forth herein.

E.             Concurrently with the execution and delivery of this Agreement, the Contributor is executing and delivering a lock-up agreement substantially in the form attached hereto as Exhibit J.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.
CONTRIBUTION OF COMPANY INTERESTS

Section 1.1             Contribution of Company Interests.

(a)           At the Closing (as defined in Section 7.1) and subject to the terms and conditions contained in this Agreement, the Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, absolutely and unconditionally, and free and clear of all Liens, all of the Contributor’s Company Interests, in exchange for Common Shares, on the terms and subject to the conditions set forth herein.

(b)           The contribution and assumption of the Contributor’s Company Interests shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit C attached hereto (the “Contribution and Assumption Agreement”).  From and after the Closing, the

Contributor shall no longer be partners or members or, if applicable, a managing member of any Participating Company, and after the Closing shall have no obligations or responsibilities as a partner or member or managing member, as applicable, under any Operating Agreement; provided, however, that, following the Closing Date and prior to the exercise by the Operating Partnership (or a subsidiary thereof) of the call option (as set forth in Section 8.7 of the FA Two Liberty Place, LLP Amended Partnership Agreement) or the exercise by the Contributor (or a subsidiary thereof) of the put option (as set forth in Section 8.7 of the FA Two Liberty Place, LLP Amended Partnership Agreement), the Contributor shall retain ownership of the Remaining Two Liberty Interests and remain a non-managing partner of FA Two Liberty Place, LLP.

Section 1.2             Alternative Transactions.  Subject to the terms and conditions of this Article 1.2, the Contributor hereby acknowledges and agrees that the Operating Partnership may decide that, as an alternative to acquiring the Company Interests, it is more desirable for the Operating Partnership to assume control of a Participating Company through a merger of a Participating Company or a subsidiary thereof with and into the Company, the Operating Partnership or an affiliate of either of them (a “Merger”).  Except with respect to FA Two Liberty Place, LLP, the Contributor hereby consents to the consummation of any Merger as the Operating Partnership, in its sole and absolute discretion, may determine as necessary or advisable to consummate the Formation Transactions and the Public Offering without the need to seek any further consent or action of the Contributor.

Section 1.3             Consideration and Exchange of Equity.

(a)           The Operating Partnership shall, in exchange for the Company Interests, transfer to the Contributor the number of Common Shares as set forth in Exhibit D (each such amount being the Contributor’s “Total Consideration”).  The parties acknowledge and agree that the issuance of Common Shares to the Contributor shall be evidenced by, at the Company’s election, either certificates representing such shares (“Share Certificates”) or by book-entry of uncertificated shares recorded in the Company’s share ledger.  The parties shall take such additional actions and execute such additional documentation as may be required by the relevant Operating Agreements and/or the organizational documents of the Company in order to effect the transactions contemplated hereby. In addition, the parties shall take such other actions and execute such other documentation as may be required by each relevant Operating Agreement or as reasonably requested by the Company in order to effect the transactions contemplated by this Agreement.  In addition, the parties shall take such other actions and execute such other documentation as may be required by each relevant Operating Agreement.

(b)           Notwithstanding anything to the contrary herein or elsewhere, the Operating Partnership may withhold and pay over to a Governmental Entity a portion of any payments or other consideration otherwise to be made to the Contributor, in each case as required by the Internal Revenue Code of 1986, as amended (the “Code”) or other applicable law, and (i) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Contributor, and (ii) for the sake of clarity, the Contributor shall have no claim against the Operating Partnership, or any of its affiliates with respect thereto, with respect to any amount so withheld and paid over.  An amount required to be withheld by the Operating Partnership may be withheld in kind.

(c)           On the Closing Date, the Partnership Agreement of FA Two Liberty Place, LLP, shall be the partnership agreement substantially in the form of Exhibit I attached hereto (the “FA Two Liberty Place, LLP Amended Partnership Agreement”).  The FA Two Liberty Place, LLP Amended Partnership Agreement shall be executed by the Contributor (or its wholly-owned subsidiary) and the Operating Partnership (or its wholly-owned subsidiary) on the Closing Date and delivered in accordance with the provisions of Section 7.2.

Section 1.4             Adjusted Consideration.  The Contributors acknowledge that the Company intends to operate as a real estate investment trust (a “REIT”) within the meaning of the Code.  The Operating Partnership reserves the right not to acquire any particular interest that constitutes part of the Company Interests, either (i) pursuant to the provisions of Section 8.2 below, or (ii) if in good faith, the Operating Partnership determines that the ownership of such interest or the underlying Property could cause the Company to fail to qualify as a REIT.  The Contributor hereby agrees that, in such event, the Contributor’s Total Consideration, and the number of Common Shares to be received by the Contributor in respect of such interest or underlying property, each as indicated on Exhibit D, may be reduced accordingly without any further action or consent by the Contributor.

Section 1.5             Tax Treatment.  The Contributor, the Company and the Operating Partnership agree and acknowledge that any transfer, assignment and exchange by the Contributor effectuated pursuant to this Agreement shall constitute a taxable sale by the Contributor of the Company Interests to the Operating Partnership for federal income Tax purposes in exchange for the Total Consideration.  The Contributor, the Company and the Operating Partnership shall file (and cause their affiliates to file) their respective Tax Returns in a manner that is consistent with the above-described Tax treatment.  If and to the extent that the transactions contemplated by this Agreement are deemed to constitute or be part of a merger of any Participating Company with the Operating Partnership (or other partnership for federal income tax purposes) pursuant to Section 708 of the Code and the Treasury Regulations thereunder, the parties hereto agree (i) that such merger constitutes an “assets over form” merger of such Participating Company into the Operating Partnership (or such other partnership) pursuant to Treasury Regulations Section 1.708-1 and that, pursuant to Treasury Regulations Section 1.708-1(c)(4), the Contributor shall be considered to have sold the portion of its interest in the applicable Participating Company in a fully taxable transaction, and (ii) that this Section 1.5 is intended to satisfy the requirements of Treasury Regulations Sections 1.708-1(c)(3)(i) and 1.708-1(c)(4) and shall be interpreted in a manner consistent therewith.

Section 1.6             Allocation of Total Consideration. Not later than ninety (90) days after Closing, the Operating Partnership shall prepare and provide to the Contributor a schedule allocating the Total Consideration among the Company Interests as appropriate, in accordance with Section 1060 of the Code and the Treasury regulations thereunder (and any similar provisions of Tax law, as appropriate).  The Contributor shall within fifteen (15) days after receipt of such allocation schedule give written notice to the Operating Partnership of agreement or disagreement with such allocation schedule.  If the Contributor objects to the Operating Partnership’s allocation, then the Operating Partnership and the Contributor shall use commercially reasonable efforts to resolve the differences within fifteen (15) days after receipt of the objection of the Contributor.  If the parties cannot agree on an allocation required hereby, the parties agree to submit the disputed allocations to a nationally recognized accounting firm for resolution.  Neither party hereto shall take any action or position or cause its affiliates to take any action or position inconsistent for Tax purposes with the allocation schedule prepared in accordance with this Section 1.6, other than any inconsistencies that may arise with respect to any transfer Tax Returns agreed upon by the parties and filed at Closing.

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR
WITH RESPECT TO ORGANIZATIONAL, AUTHORIZATION AND INVESTMENT MATTERS

The Contributor represents and warrants to the Operating Partnership and the Company with respect to the Contributor and, if applicable, any Entity in which the Contributor holds an interest (subject to qualification by the disclosures in the disclosure schedule attached hereto as Exhibit F (the “Disclosure Schedule”)) that:

Section 2.1             Organization; Authority; Qualification.  Each of the Contributor and Entity is duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation and each of the Contributor or Entity has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary.  The Contributor has made available to the Operating Partnership true and correct copies of the organizational documents of the Contributor and each Entity, with all amendments as in effect on the date of this Agreement (collectively, the “Organizational Documents”).  Schedule 2.1 to the Disclosure Schedule lists each Entity, its jurisdiction of formation and each partner, member or other equity owner of such Entity as of the Effective Date.

Section 2.2             Due Authorization.  The Contributor has the legal capacity to enter into this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

Section 2.3             Consents and Approvals.  Except as shall have been satisfied prior to the Closing Date and as set forth in Schedule 2.3 to the Disclosure Schedule, as of the Effective Date, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Contributor or any Entity in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 2.4             Ownership of the Company Interests.  The Company Interests constitute all of the issued and outstanding equity interests in the Participating Companies, the Entities and the Properties being contributed by the Contributor and such Company Interests are owned (directly or indirectly) by the Contributor.  Except as set forth on Schedule 2.4 to the Disclosure Schedule, the Company Interests constitute all of the interests in and to each Participating Company listed on Exhibit B that are held by the Contributor.  Immediately following the Closing hereunder, the Contributor will own an 11% interest in FA Two Liberty Place, LLP (the “Remaining Two Liberty Interests”), which Remaining Two Liberty Interests will constitute all of the issued and outstanding equity interests in FA Two Liberty Place, LLP and Two Liberty owned directly or indirectly by the Contributor.  Except as set forth in Schedule 2.4 to the Disclosure Schedule, the Contributor is the sole owner of the Company Interests being contributed by it, beneficially and of record, free and clear of any Liens of any nature, and has full power and authority to convey the Company Interests, free and clear of any Liens, and, upon delivery of consideration for such Company Interests as herein provided, the Operating Partnership will acquire good title thereto, free and clear of any Liens, other than any Permitted Liens.  Except as set forth on Schedule 2.4 to the Disclosure Schedule, there exist no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Company Interests to be contributed by the Contributor or any equity interest in any Entity.

Section 2.5             Non-Contravention.  Except as shall have been cured to the satisfaction of the Operating Partnership, consented to or waived in writing by the Operating Partnership prior to the Closing Date or as set forth in Schedule 2.5 to the Disclosure Schedule, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby or the consummation of the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) contravene, violate or conflict with the Organizational Documents, including the operating agreement, if any, of the Contributor or any Entity or create any right in any part to terminate, amend or cancel any Organizational Document, (ii) contravene, violate, or conflict with, any foreign, federal, state, local or other law binding on Contributor or any Entity, or by which the Contributor or Entity or any of their respective assets or properties (including the Company Interests and the Properties) are bound or subject, (iii) result in any violation of, breach of, default under or give rise to a right of termination, acceleration, modification or cancellation or other right adverse to the Contributor under (A) any agreement, document or instrument to which the Contributor is a party or by which the Contributor or any Entity to be contributed hereunder, or the Company Interests to be contributed hereby, are bound, or (B) any term or provision of any judgment, order, writ, injunction, or decree of a Governmental Entity by which the Contributor or any Entity, or the Company Interests to be contributed hereby, are bound, (iv) require any approval, consent or waiver of, or the making of any filing with, any Person, including any Governmental Entity or (v) result in the creation of any Lien upon the Company Interests or the Properties, as applicable, or any other assets of the Contributor or Entity.

Section 2.6             Non-Foreign Status.   The Contributor (i) is neither a (A) “disregarded entity” within the meaning of Treasury Regulations Section 1.1445-2(b)(2)(iii), nor (B) a “foreign person” within the meaning of Section 1445(f)(3) of the Code or a “foreign partner” within the meaning of Section 1446(e) of the Code, and (ii) is a United States person (as defined in Section 7701(a)(30) of the Code), and is not subject to any withholding requirements under the Code or other applicable law in connection with any payment or consideration contemplated under this Agreement.

Section 2.7             Investment Purposes.   The Contributor acknowledges its understanding that the offering and issuance of the Common Shares to be acquired pursuant to this Agreement, as applicable, are intended to be exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”) and that the Company’s and/or the Operating Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of Contributor contained herein.

(a)           Investment.  The Contributor is acquiring Common Shares solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of such Common Shares.  The Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of the Common Shares, unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the Company and the Operating Partnership) shall have furnished the Company and the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Company and the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act, or (iii) the Transfer is otherwise permitted by the Articles of Amendment and Restatement of the Company, the form of which is attached hereto as Exhibit G (the “Articles of Amendment and Restatement”).  Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the Articles of Amendment and Restatement of the Company.

(b)           Knowledge.  The Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by applicable securities laws and as described in this Agreement.  The Contributor is able to bear the economic risk of holding the Common Shares for an indefinite period and is able to afford the complete loss of its investment in the Common Shares; the Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the Common Shares, including, without limitation, the Information Statement, as the Contributor deems necessary or desirable and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the Properties,

the business and prospects of the Company and the Operating Partnership and the Common Shares, which the Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the Common Shares, and to conduct its own independent valuation of the Properties.

(c)           Holding Period.  The Contributor acknowledges that it has been advised that (i) the Common Shares issued pursuant to this Agreement are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and the Contributor understands that the Company and the Operating Partnership have no obligation or intention to register any of the Common Shares, except to the extent set forth in the Registration Rights Agreement attached hereto as Exhibit E; accordingly, the Contributor may have to bear indefinitely the economic risks of an investment in the Common Shares; (iii) a restrictive legend in the form hereafter set forth shall be placed on the Share Certificates, if any; and (iv) a notation shall be made in the appropriate records of the Company and the Operating Partnership indicating that the Common Shares are subject to restrictions on transfer.

(d)           Accredited Investor.  The Contributor is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act).

(e)           Legend.  Each Share Certificate, if any, issued pursuant to this Agreement, unless registered in accordance with applicable U.S. securities laws, shall bear the following legend:

The securities evidenced hereby have not been registered under the Act, or the securities laws of any state and may not be sold, transferred or otherwise disposed of in the absence of such registration, unless, except in limited circumstances, the transferor delivers to the company an opinion of counsel satisfactory to the company, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities or “Blue Sky” laws.

In addition to the foregoing legend, each certificate representing the Common Shares shall also bear a legend which generally provides the following:

The Shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer.  Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8% (in value or number of Shares, whichever is more restrictive) of the outstanding Common Shares of the Trust; (ii) no Person may Beneficially Own or Constructively Own Preferred Shares of the Trust in excess of 9.8% (in value or number of Shares, whichever is more restrictive) of the total outstanding Preferred Shares of the Trust of such class or series (iii) no Person may Beneficially Own or Constructively Own Shares of the Trust that would result in the Trust being “closely held” under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; (iv) no Person may Beneficially Own or Constructively Own Shares of the Trust that would result in the Trust owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for the taxable year of the Trust during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of the Trust’s gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; and (v) no Person may Transfer Shares of the Trust if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code). Any Person who Beneficially Owns or Constructively Owns, Transfers or attempts to Beneficially Own or Constructively Own Shares of the Trust which causes or will cause a Person to Beneficially Own or Constructively Own Shares of the Trust in excess or in violation of the above limitations must immediately notify the Trust.  If certain of the restrictions on Transfer or ownership above are violated, the Shares of the Trust represented hereby will be automatically Transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Trust may take other actions, including redeeming Shares upon the terms and conditions specified by the Board of Trustees in its sole and absolute discretion if the Board of Trustees determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.  A Person who attempts to Beneficially Own or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action or any recourse whatsoever against a transferor of such Shares.  All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge. Requests for such a copy may be directed to the Secretary of the Trust at its Principal Office.

Section 2.8             No Brokers.   Neither the Contributor nor any of its officers, directors, members, managers or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Company, the Operating Partnership or any of their affiliates (including any of the Participating Companies and/or Entities) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

Section 2.9             Solvency.   Assuming the accuracy of the Company’s and the Operating Partnership’s representations and warranties, Contributor will be solvent immediately following the transfer of the Company Interests to the Operating Partnership.

Section 2.10           Tax.

(a)

(i)      No Tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to any Company Interest, except for Permitted Liens.

(ii)     There are no outstanding powers of attorney relating to Tax matters with respect to the Company Interest, or to the extent executed by the Contributor or any of its affiliates, with respect to any Entity or any Property.

(iii)    There are no audits, investigations, disputes, notices of deficiency, assessments, claims, litigation, or other actions for or relating to any liability for Taxes (including, for the sake of clarity, any liability for any amount as a result of a failure to comply with applicable Tax law) of the Contributor or any of its affiliates with respect to the Contributor’s investment in any Entity or Property that is ongoing, pending, or which have been threatened in writing.

(iv)    None of the Contributor or any of its affiliates has taken any action or position inconsistent with the tax items reported to the Contributor on Schedule K-1 of IRS Form 1065 (or any state or local analogues) in respect of its investment in any Entity.

(b)           No amount is required to be withheld from any consideration payable to Contributors pursuant to this Agreement under the Code or any other applicable law.

Section 2.11           Exclusive Representations.  Except as set forth in this Article 2, the Contributor makes no representation or warranty of any kind, express or implied, in connection with the Company Interests, and each of the Operating Partnership and the Company acknowledges that it has not relied upon any other such representation or warranty.  Except as set forth in Section 3.2(e) of this Agreement, the Contributor acknowledges that no representation or warranty has been made by the Company or the Operating Partnership with respect to the legal and Tax consequences of the transfer to the Operating Partnership of the Contributor’s Company Interests, nor with respect to Contributor’s receipt of Common Shares as consideration therefor.  The Contributor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF THE
OPERATING PARTNERSHIP AND THE COMPANY

Section 3.1             Representations and Warranties with Respect to the Operating Partnership.  The Operating Partnership and the Company hereby jointly and severally represent and warrant to the Contributor with respect to the Operating Partnership that:

(a)           Organization; Authority; Qualification.  The Operating Partnership has been duly formed, is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation and has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.  The Operating Partnership has made available to the Contributor true and correct copies of the organizational documents of the Operating Partnership, with all amendments as in effect on the date of this Agreement.

(b)           Due Authorization.  The Operating Partnership has the legal authority to enter into this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c)           Consents and Approvals.  Assuming the accuracy of the representations and warranties of the Contributor made hereunder and the accuracy of the representations and warranties of the Additional Contributors made under the Sponsor Contribution Agreement and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the IPO Closing, as applicable.

(d)           Non-Contravention.  Assuming the accuracy of the representations and warranties of the Contributor made hereunder and the accuracy of the representations and warranties of the Additional Contributors made under the Sponsor Contribution Agreement, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby or the consummation of the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) contravene or conflict with the organizational documents of the Operating Partnership, (ii) contravene, violate or conflict with any foreign, federal, state, local or other law binding on the Operating Partnership or by which the Operating Partnership or any of its assets or properties are bound or subject, (iii) result in any violation of, breach of, default under or give rise to a right of termination, acceleration, modification or cancellation or other right adverse to the Operating Partnership under (A) any agreement, document or instrument to which the Operating Partnership is a party or by which the Operating Partnership is bound, or (B) any term or provision of any judgment, order, writ, injunction, or decree of a Governmental Entity by which the Operating Partnership is bound, or (iv) require any approval, consent or waiver of, or the making of any filing with, any Person, including any Governmental Entity.

(e)           No Litigation.  There is no Proceeding pending or, to the Operating Partnership’s knowledge, threatened against the Operating Partnership that, if adversely determined, would have a Material Adverse Effect on the ability of the Operating Partnership to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby.

(f)            No Prior Business. Since the date of its formation, the Operating Partnership has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case, except in connection with the Formation Transactions and the Public Offering and as contemplated under this Agreement.

(g)           No Broker.  Neither the Operating Partnership nor any of its officers, members, managers or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Contributor or any of its affiliates (including any of the Participating Companies and/or Entities, but not including, if applicable, the Operating Partnership or the Company) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by this Agreement.

Section 3.2             Representations and Warranties with Respect to the Company.  The Operating Partnership and the Company hereby jointly and severally represent and warrant to the Contributor with respect to the Company that:

(a)           Organization; Authority; Qualification.  The Company has been duly formed, is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, and has all requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has made available to the Contributor true and correct copies of the organizational documents of the Company, with all amendments as in effect on the date of this Agreement.

(b)           Due Authorization.  The Company has the legal authority to enter into this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable against the

Company in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c)           Consents and Approvals.  Assuming the accuracy of the representations and warranties of the Contributor made hereunder, the accuracy of the representations and warranties of the Additional Contributors made under the Sponsor Contribution Agreement and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the IPO Closing, as applicable.

(d)           Non-Contravention.  Assuming the accuracy of the representations and warranties of the Contributor made hereunder and the accuracy of the representations and warranties of the Additional Contributors made under the Sponsor Contribution Agreement, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby or the consummation of the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) contravene or conflict with the organizational documents of the Company, (ii) contravene, violate or conflict with any foreign, federal, state, local or other law binding on the Company or by which the Company or any of its assets or properties are bound or subject, (iii) result in any violation of, breach of, default under or give rise to a right of termination, acceleration, modification or cancellation or other right adverse to the Company under (A) any agreement, document or instrument to which the Company is a party or by which the Company is bound, or (B) any term or provision of any judgment, order, writ, injunction, or decree of a Governmental Entity by which the Company is bound, or (iv) require any approval, consent or waiver of, or the making of any filing with, any Person, including any Governmental Entity.

(e)           REIT Status.  At the effective time of the Public Offering and Closing, the Company shall be organized in a manner so as to qualify as a REIT.  The Company intends to elect to be taxed and to operate in a manner that will allow it to qualify as a REIT commencing with its short taxable year ending December 31, 2010.

(f)            Common Shares.  Upon issuance thereof and subject to the payment of consideration described herein, any Common Shares issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.

(g)               No Litigation.  There is no Proceeding pending or, to the Company’s knowledge, threatened against the Company that, if adversely determined, would have a Material Adverse Effect on the ability of the Company to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby.

(h)               No Prior Business.  Since the date of its formation, the Company has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case, except in connection with the Formation Transactions and the Public Offering and as contemplated under this Agreement.

(i)            No Broker. Neither the Company nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Contributor or any of its respective affiliates (including any of the Participating Companies and/or Entities) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

Section 3.3             Exclusive Representations. Except as set forth in Section 3.1 and Section 3.2, neither the Operating Partnership nor the Company makes any representation or warranty of any kind, express or implied, and the Contributor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE 4.
COVENANTS

Section 4.1             Covenants of the Contributor.

(a)           Affirmative Covenants.  From the Effective Date through the earlier of (i) the termination of this Agreement in accordance with Section 9.1, and (ii) the Closing Date, and except in connection with the Formation Transactions, the Contributor shall:

(i)      cause each Entity to preserve and maintain its existence, rights, franchises, licenses and privileges in the jurisdiction of its formation and qualify or remain qualified to do business in each jurisdiction where it is required to so qualify; and

(ii)     conduct each Entity’s business in the ordinary course of business consistent with past practice and consistent with its obligations under each such Entity’s operating agreements.

(b)           Negative Covenants.  From the Effective Date through the earlier of (i) the termination of this Agreement in accordance with Section 9.1, and (ii) the Closing Date, and except in connection with the Formation Transactions, the Contributor shall not, nor shall the Contributor permit any Entity to, in each case without the prior written consent of the Operating Partnership:

(i)      sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Company Interests or all or any portion of its interest in the Properties;

(ii)     mortgage, pledge or encumber all or any portion of its Company Interests;

(iii)    enter into any material transaction not in the ordinary course of business with respect to the Properties;

(iv)    mortgage, pledge or encumber (other than by Permitted Lien) any assets of such Entity, except (A) liens for Taxes not delinquent, (B) purchase money security interests in the ordinary course of such Entity’s business, and (C) mechanics’ liens being disputed by such Entity in good faith and by appropriate proceeding in the ordinary course of such Entity’s business;

(v)     cause or permit any Entity to change the existing use of any Property;

(vi)    cause or take any action that would render any of the representations or warranties as set forth in Article 2 of this Agreement untrue, incomplete or misleading in any material respect;

(vii)   file an entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) on Internal Revenue Service Form 8832 (Entity Classification Election) to treat any Entity as an association taxable as a corporation for federal income Tax purposes; make or change any other Tax elections; commence, settle, compromise, or take any other material action with respect to any audit, investigation, dispute, deficiency, assessment, claim, litigation, or other action in respect of Taxes (including, for the sake of clarity, any liability for any amount as a result of a failure to comply with applicable Tax law); request a ruling or determination from any taxing authority; change any Tax accounting period; adopt or change any method of Tax accounting; file any amended Tax Return; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or similar agreement, or any closing or similar agreement relating to any Tax; surrender any right to claim a Tax refund; consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment; or take any action which has the effect of any of the foregoing; or

(viii)  make any distribution to its partners, members or shareholders related to the Entities or the Properties.

Section 4.2             Tax Covenants.

(a)           The Contributor, on the one hand, and the Operating Partnership, on the other hand, shall provide each other with such cooperation and information relating to any of the Entities, the Company Interests or the Properties, as such other party reasonably requests in (i) preparing and filing any Tax Return, amended Tax Return or claim for Tax refund; (ii) determining any liability for Taxes or a right to a Tax refund; (iii) conducting any audit, investigation, dispute, deficiency, assessment, claim, litigation, or other action in respect of Taxes; or (iv) performing Tax diligence, including with respect to the impact of this transaction on the Company’s compliance with the requirements applicable to a REIT.  For the sake of clarity, such reasonable cooperation shall include the reasonable provision of documents, the reasonable granting of powers of attorney, and making employees and agents available on a mutually convenient and reasonable basis to provide additional information and explanation of any material provided hereunder.  The Operating Partnership shall promptly notify the Contributor in writing upon receipt by the Operating Partnership or any of its affiliates of notice of any pending or threatened Tax audit, investigation, dispute, deficiency, assessment, claim, litigation, or other action with respect to liabilities for Taxes of the Contributor.  The Contributor shall promptly notify the Operating Partnership in writing upon receipt by the Contributor or any of its affiliates of notice of any pending or threatened Tax audit, investigation, dispute, deficiency, assessment, claim, litigation, or other action relating to the income, properties or operations of any of the Entities or with respect to any Property.  The Contributor shall retain all Tax Returns, schedules and work papers with respect to the Entities and the Properties, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the Taxable years to which such Tax Returns and other documents relate and until the final determination of any Tax in respect of such year.

(b)           The Operating Partnership shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Entities or their subsidiaries which are due after the Closing Date.

(c)           The Contributor shall pay and bear all transfer, stamp, documentary, recording and similar Taxes with the transactions contemplated herein, and shall prepare and file all Tax Returns relating to such Taxes.  The Operating Partnership shall cooperate with reasonable requests of the Contributor in connection with the preparation of any such Tax Return.

Section 4.3             Cooperation with Respect to Proceedings.  (a) In the event of a Proceeding by any Person, including any Governmental Entity, seeking to restrain, prevent, prohibit, materially delay or restructure the transactions contemplated by this Agreement, including the Formation Transactions and the Public Offering, the parties shall cooperate and exercise commercially reasonable efforts to seek a resolution of such Proceeding so as to eliminate any impediment to Closing.

Section 4.4             Existing Loans. Each Property is encumbered with certain financing as set forth on Schedule 4.4 (each, an “Existing Loan”).  Such notes, deeds of trust and all other documents or instruments evidencing or securing such Existing Loans, including any financing statements, and any amendments, modifications and assignments of the foregoing, shall be referred to, collectively, as the “Existing Loan Documents.” With respect to each Existing Loan, the Operating Partnership shall, at the Closing and subject to the terms and conditions of this Agreement, cause each such Existing Loan to be repaid, subject to obtaining any necessary consent or agreement, if applicable, from the lender with respect to such Existing Loan (a “Lender”) prior to Closing.

Section 4.5             Two Liberty Transactions.  The Contributor shall use commercially reasonable efforts to acquire additional interests pursuant to the exercise of the buy-sell provisions under the Operating Agreement of FA Two Liberty Place, LLP such that it will contribute, at the Closing, an 89% interest in FA Two Liberty Place, LLP as part of the Company Interests under this Agreement (the “Two Liberty Buy/Sell Transaction”).

(b)           The Contributor (directly or through its wholly-owned subsidiary) shall retain ownership of the Remaining Two Liberty Interests, free and clear of all Liens, for no less than three years following the Closing Date.

Section 4.6             Further Assurances. The Contributor shall, or shall cause the applicable Participating Company or other Entity to, execute and deliver to the Operating Partnership all such other and further instruments and documents and take or cause to be taken all such other and further actions as the Operating Partnership may reasonably request in order to effect the transactions contemplated hereby, including instruments or documents deemed necessary or desirable by the Operating Partnership to effect and evidence the conveyance of the Company Interests in accordance with the terms and conditions of this Agreement and the other transactions contemplated hereby.

ARTICLE 5.
WAIVERS AND POWER OF ATTORNEY

Section 5.1             Waiver of Rights Under Operating Agreements; Consents With Respect to Company Interests.

(a)               Effective as of the Closing, the Contributor hereby waives and relinquishes all rights and benefits otherwise afforded to the Contributor under any Operating Agreement with respect to the contribution, sale, transfer, assignment, conveyance or delivery by the other partners, members or shareholders of each Participating Company or any subsidiary thereof of any of their Company Interests to the Operating Partnership, the Company or any direct or indirect subsidiary thereof, including all rights of appraisal, rights of first offer or first refusal, buy/sell rights and any other right to consent to or approve of the transactions conducted by such other partners, members or shareholders in connection with the Formation Transactions and the Public Offering and any and all notice provisions related thereto.  The Contributor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, certain Operating Agreements or other agreements among one or more holders of such Company Interests or one or more of the partners of any such Participating

Company or subsidiary thereof.  With respect to each Participating Company, any subsidiary thereof and each Property in which the Company Interests represent a direct or indirect interest, the Contributor expressly gives all Consents (and any consents necessary to authorize the proper parties in interest to give all Consents) and Waivers that it is entitled to give that are necessary or desirable to (i) facilitate any Conveyance Action relating to such Participating Company, subsidiary thereof or Property, (ii) cause the Participating Company to have authority to transfer the Company Interests to the Operating Partnership, the Company or a subsidiary thereof, (iii) cause the Operating Company (or a subsidiary thereof) to be admitted as a member of FA Two Liberty Place, LLP upon acquisition of the Company Interests therein on the Closing Date, and (iv) receive Common Shares directly from the Participating Company if the Participating Company or one or more Entities transfers assets or interests directly to the Operating Partnership, the Company or a subsidiary thereof (rather than the Contributor contributing its Company Interests hereunder) and to reduce the consideration otherwise payable by the Operating Partnership hereunder as a result of such direct transfer by the Participating Company or its subsidiaries on account of the Contributor receiving any amount reduced hereunder from such Participating Company or its subsidiaries making such direct transfer. The Contributor further covenants that it will take no action to enjoin, or seek Damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in a Participating Company or a Property in which the Company Interests represent a direct or indirect interest.  In addition, if the transactions contemplated hereby occur, this Agreement shall be deemed to be an amendment to any Operating Agreement to the extent the terms herein conflict with the terms thereof, including terms with respect to allocations, distributions and the like.  In the event the transactions contemplated by this Agreement do not occur, nothing in this Agreement shall be deemed to be or construed as an amendment or modification of, or commitment of any kind to amend or modify, the Operating Agreements, which shall remain in full force and effect without modification.  The Waivers and Consents contained in this Section 5.1 shall terminate upon the termination of this Agreement, except as to transactions completed hereunder prior to termination.

(b)               Each of the Consents and Waivers enumerated in this Section 5.1 shall become effective only upon the Closing of (i) the contribution and exchange of the Company Interests pursuant to Article 1 and Article 7, or (ii) the merger of a Participating Company or a subsidiary thereof with and into the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership in accordance with Section 1.2 and Article 7.

Section 5.2             Grant of Power of Attorney.  Each Contributor hereby irrevocably appoints the Operating Partnership (or its designee) and any successor thereof from time to time (the Operating Partnership or such designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the “Attorney-in-Fact”) as the true and lawful attorney-in-fact and agent of the Contributor, to act in the name, place and stead of the Contributor to make, execute, acknowledge and deliver all such other deeds (including grant deeds if applicable), agreements, assignments, contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including the execution of any Closing Documents or other documents relating to the acquisition by the Operating Partnership, the Company and/or any subsidiary thereof of Contributor’s Company Interests (or the Remaining Two Liberty Interests in accordance with Section 4.5), including any registration rights agreements, partnership agreements, pledge agreements and any lock-up agreements), to provide information to the Securities and Exchange Commission (the “SEC”) and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole and absolute discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Agreement, as fully as could the Contributor if personally present and acting (the “Power of Attorney”).  Further, the Contributor hereby grants to the Attorney-in-Fact a proxy (the “Proxy”) to vote the Contributor’s Company Interests (or the Remaining Two Liberty Interests) on any matter related to the Formation Transactions that is presented to any of the Participating Companies’ partners, members or shareholders for a vote, including with respect to the transfer of interests in any

Participating Company by the other partners, members or shareholders. (a) Each of the Power of Attorney and the Proxy and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of Contributor, and if any other such act or event shall occur prior to the consummation of the transactions contemplated by this Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to consummate all such transactions as if such other act or event had not occurred and regardless of notice thereof.  The Contributor acknowledges and agrees that, at the request of the Operating Partnership, it shall promptly execute and deliver to the Operating Partnership a separate power of attorney and proxy on the same terms set forth in this Section 5.2, such execution to be witnessed and notarized, and in recordable form (if necessary).  The Contributor hereby authorizes the reliance of third parties on each of the Power of Attorney and the Proxy.

(b)               It is understood that the Attorney-in-Fact assumes no responsibility or liability to any Person by virtue of the Power of Attorney or Proxy granted by the Contributor under this Section 5.2.  The Attorney-in-Fact makes no representations with respect to and shall have no responsibility in its capacity as the Attorney-in-Fact for the Formation Transactions or the Public Offering, or the acquisition of the Company Interests (or the Remaining Two Liberty Interests in accordance with Section 4.5) by the Operating Partnership, the Company or a subsidiary thereof and shall not be liable in its capacity as Attorney-in-Fact for any error or judgment or for any act done or omitted or for any mistake of fact or law, except for its own gross negligence or bad faith, or a breach of this Agreement or the terms of its power of attorney provided for herein.

ARTICLE 6.
CONDITIONS TO CLOSING

Section 6.1             Conditions to the Operating Partnership’s and the Company’s Obligation to Close.  The obligations of the Operating Partnership and the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions at or prior to the Closing (unless waived in whole or in part by the Operating Partnership and the Company, in their sole and absolute discretion):

(a)               The representations and warranties of the Contributor contained in this Agreement (i) shall have been true and correct in all material respects on the date that such representations and warranties were made, and (ii) shall be true and correct in all material respects on the Closing Date (as defined in Section 7.1) as if made on and as of such date;

(b)               The obligations of the Contributor contained in this Agreement shall have been duly performed on or prior to the Closing Date and no the Contributor shall have breached any of the Contributor’s covenants contained herein in any material respect;

(c)               The Contributor, directly or through the Attorney-in-Fact, shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Sections 7.2 and 7.3;

(d)               The Contributor shall have delivered to the Operating Partnership any consents or approvals of any Governmental Entity or other Persons (including any Lenders and lessors) set forth on Schedule 2.3 to the Disclosure Schedule;

(e)               All Additional Contributors shall have delivered to the Operating Partnership, if applicable, (i) any consents or approvals of any Governmental Entity or third parties (including any Lenders and lessors) required to consummate the transactions contemplated hereby and the Formation Transactions, and (ii) all books and records, title insurance policies, the Assumed Agreements, lease files, contracts, share certificates, original promissory notes, and other indicia of ownership with respect to each Participating Company (and any subsidiary of a Participating Company), in each case to the extent and in the forms required under the contribution agreements executed by such Additional Contributors;

(f)                Subject to the provisions of Section 8.2, there shall not have occurred between the Effective Date and the Closing Date any Material Adverse Effect with respect to any Participating Company or any Property;

(g)               No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no Proceeding seeking such an order shall be pending or threatened;

(h)               The contributions by the Additional Contributors contemplated by the Sponsor Contribution Agreement shall close concurrently with the Closing;

(i)                The Company’s registration statement on Form S-11 to be filed after the Effective Date with the SEC shall have become effective under the Act, and shall not be the subject of any stop order or other Proceeding by the SEC seeking a stop order;

(j)                The IPO Closing (as defined in Section 7.1) shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the IPO Closing); and

(k)               the consummation of the Two Liberty Buy/Sell Transaction and the ownership by the Contributor of the Remaining Two Liberty Interests on the Closing Date.

Section 6.2             Conditions to the Contributor’s Obligation to Close.  (a) The obligations of the Contributor to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions at or prior to the Closing (unless waived in whole or in part by the Contributor, in their sole and absolute discretion):

(a)           The representations and warranties of each of the Operating Partnership and the Company contained in this Agreement (i) shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall have been true and correct in all respects) on the date such representations and warranties were made, and (ii) shall be true and correct on the Closing Date in all material respects (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as if made on and as of such date;

(b)               The obligations of each of the Operating Partnership and the Company contained in this Agreement shall have been duly performed on or prior to the Closing Date and neither the Operating Partnership nor the Company shall have breached any of their respective covenants contained herein in any material respect;

(c)               The Company and the Operating Partnership shall each have executed and delivered to the Contributor the documents required to be delivered pursuant to Sections 7.2 and 7.3;

(d)               No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no Proceeding seeking such an order shall be pending or threatened;

(e)                                              The Company’s registration statement on Form S-11 to be filed after the Effective Date with the SEC shall have become effective under the Act, and shall not be the subject of any stop order or Proceeding by the SEC seeking a stop order;

(f)                                                The IPO Closing shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the IPO Closing); and

(g)                                             the consummation of the Two Liberty Buy/Sell Transaction and the ownership by the Contributor of the Remaining Two Liberty Interests on the Closing Date.

ARTICLE 7.
CLOSING

Section 7.1                                      Time and Place; Pre-Closing, Closing and IPO Closing.  The date, time and place of the consummation of the transactions contemplated by this Agreement (the “Closing” or the “Closing Date”) shall occur concurrently with (or prior to, but conditioned upon the immediate subsequent occurrence of) the IPO Closing.  Notwithstanding the foregoing, the Pre-Closing (as defined below) shall take place on the date designated by the Operating Partnership following the fulfillment of all of the conditions under Article 6, other than the conditions set forth in Sections 6.1(j) and 6.2(f) (collectively, the “Pre-Closing Conditions”) at 10:00 a.m. in the offices of Hogan Lovells US LLP, 555 Thirteenth Street, N.W., Washington, DC 20004 on the later of (i) the fifth (5th) Business Day prior to Closing, and (ii) the date of pricing of the Public Offering (the “Pre-Closing Date”).  On the Pre-Closing Date, each of the Operating Partnership, the Company and the Contributor shall acknowledge and agree that all of the Pre-Closing Conditions have been satisfied and waive any rights with respect to such conditions.  The date, time and place of the consummation of the Public Offering, which shall occur concurrently with or immediately following the Closing, is referred to herein as the “IPO Closing.”

Section 7.2                                      Pre-Closing Deliveries.  On the Pre-Closing Date, the parties shall enter into an escrow agreement with an escrow agent designated by the Operating Partnership (in such capacity, the “Escrow Agent”) in a form reasonably satisfactory to all parties, and shall make, execute, acknowledge and deliver into escrow with the Escrow Agent, or cause to be made, executed, acknowledged and delivered into escrow with Escrow Agent through the Attorney-in-Fact, the legal documents and other items (collectively the “Closing Documents”) to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith.  Such execution, acknowledgment and delivery into escrow of the Closing Documents shall be referred to herein as the “Pre-Closing.”  The Closing Documents and other items to be delivered into escrow at the Pre-Closing shall include the following:

(a)                                  The Contribution and Assumption Agreement in the form attached hereto as Exhibit C;

(b)                                 The Share Certificates or evidence of delivery of uncertificated Common Shares by book-entry and/or other evidence of the transfer of Common Shares to the Contributor;

(c)                                  All books and records, title insurance policies, the Assumed Agreements, lease files, contracts, share certificates, original promissory notes, and other indicia of ownership with respect to each Participating Company (and any subsidiary of the Participating Companies) that are in the possession of the Contributor or which can be obtained through the Contributor’s reasonable efforts;

(d)                                 An affidavit from the Contributor substantially in the form attached hereto as Exhibit H;

(e)                                  Any other documents that are in the possession of the Contributor or which can be obtained through the Contributor’s reasonable efforts which are reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Contributor’s Company Interests and effectuate the transactions contemplated hereby;

(f)                                    The Operating Partnership and the Company, on the one hand, and the Contributor, on the other hand, shall provide to the other a certified copy of all appropriate corporate resolutions or partnership or limited liability company actions authorizing the execution, delivery and performance by the Operating Partnership and the Company (if so requested by the Contributor) and the Contributor (if so requested by the Operating Partnership or the Company) of this Agreement, any related documents and the documents listed in this Section 7.2;

(g)                                 The Operating Partnership and the Company, on the one hand, and the Contributor, on the other hand, shall provide to the other a certification regarding the accuracy in all material respects of each of their respective representations and warranties contained in this Agreement as of such date (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall be certified as being accurate in all respects);

(h)                                 The FA Two Liberty Place, LLP Amended Partnership Agreement; and

(i)                                     All documents reasonably required by a Lender in connection with the prepayment of an Existing Loan at or prior to Closing, duly executed by the applicable party.

Additionally, on the Pre-Closing Date, the parties shall execute and deliver to the Escrow Agent binding escrow instructions, in a form reasonably approved by all parties, acknowledging that all Pre-Closing Conditions have been met or waived and instructing the Escrow Agent to hold the Closing Documents in escrow until the conditions set forth in Sections 6.1(j) and 6.2(f) have occurred.

Section 7.3                                      IPO Closing Deliveries.  At the IPO Closing, (i) the Closing Documents shall be released from escrow and delivered to the applicable parties, and the Closing shall be deemed to have occurred (if such Closing has not otherwise occurred immediately prior thereto), and (ii) the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney-in-Fact, the legal documents and other items (collectively the “IPO Closing Documents”) to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which IPO Closing Documents and other items shall include the following:

(a)                                  The Registration Rights Agreement, signed by or on behalf of the Contributor, certain other parties and the Company, substantially in the form attached hereto as Exhibit E; and

(b)                                 If requested by the Operating Partnership, a certified copy of all appropriate corporate resolutions or partnership or limited liability company actions authorizing the execution, delivery and performance by the Contributor of this Agreement, any related documents and the documents listed in this Section 7.3.

Section 7.4                                      Costs.  The following costs shall be apportioned such that the Operating Partnership is responsible for sixty-eight percent (68%) of such costs and the Contributor is responsible for thirty-two percent (32%) of such costs:  (i) all escrow fees and costs, (ii) the costs of any title policy, surveys, appraisals, environmental, physical and financial audits and the costs of any other examinations, inspections or audits of the Property, (iii) any costs associated with any new financing, including any application and commitment fees or the costs of such new lender’s other requirements, and (iv) any out-of-pocket costs or fees associated with any third-party approvals or deliverable items contemplated hereunder, including estoppels, consents, waivers, assignments and assumptions, provided that such costs or fees under this clause (iv) have been reasonably approved in advance in writing by the Operating Partnership.  Each of the parties shall be responsible for its own attorneys’ and advisors’ fees, charges and disbursements.  All costs and expenses incident to the transactions contemplated hereby, and not specifically described above, shall be paid by the party incurring same.  The provisions of this Section 7.4 shall survive the Closing.

Section 7.5                                      Prorations and Adjustments.

(a)                                              General.  All income and expenses of each Property shall be apportioned as of 12:01 a.m. on the Determination Date, with the Operating Partnership being deemed to be the owner of the Property during the entire day on which the Determination Date occurs and being deemed to be entitled to receive all revenue of each Property, and being deemed to be obligated to pay all operating expenses of each Property, with respect to such day, and the Contributor being deemed to be entitled to their Allocable Share of all revenue of each Property, and being deemed to be obligated to pay their Allocable Share of all operating expenses of each Property, prior to such day; provided, however, that the Allocable Share of revenue and expenses attributable to the Contributor (and any adjustment to the Total Consideration described in this Section 7.5 in connection therewith) shall be allocated between the Contributor as set forth in Section 7.5(e) below.  With respect to each Property, such prorated items shall include the following:

(i)                                      All rents and any other income with respect to such Property received by the Determination Date, if any, and for the current month not yet delinquent.  Such proration of rents shall be based on a rent roll updated not less than one (1) day prior to the Determination Date;

(ii)                                   Property Taxes and assessments (including personal property Taxes on the Personal Property) levied against such Property (it being understood and agreed that if any Taxes or assessments relating to such Property relate to any period beginning on a date prior to Closing and ending on a date on or after the Closing Date, then the Taxes for such period shall be prorated, with the Operating Partnership responsible for the payment of the portion of such Taxes attributable to the period from and after the Closing Date);

(iii)                                Utility charges for which the applicable Participating Company is liable, if any, such charges to be apportioned as of the Determination Date on the basis of the most recent meter reading occurring prior to the Determination Date (dated not more than fifteen (15) days prior to the Determination Date) or, if unmetered, on the basis of a current bill for each such utility;

(iv)                               All operating cost reimbursements, percentage rents, additional rents and other retroactive rental escalations, sums or charges payable by tenants under the Leases related to such Property (the “Additional Rent”) which accrue prior to the Determination Date but are not then due and payable;

(v)                                  Any other items of revenue, operating expenses or other items pertaining to such Property which are customarily prorated between a transferor and transferee of real estate in the county in which the Property is located; and

(vi)                               Any accrued interest on any Existing Loan for such Property.

(b)                                 Specific Calculation of Prorations and Adjustments.  Notwithstanding anything contained in Section 7.5(a) above, with respect to each Property, the following shall apply:

(i)                                                                                      With respect to any cash security deposits, letters of credit or other credit enhancements (collectively, the “Security Deposits”) held by or for the benefit of the applicable Participating Company or the Contributor under any leases, licenses, tenancies, possession agreements, occupancy agreements or service, equipment, franchise, operating, management, parking, supply utility or maintenance agreements relating to any Property (the “Assumed Agreements”), the Contributor shall, at the Operating Partnership’s option, either cause to be delivered to the Operating Partnership any such cash Security Deposits (not including interest accounts, impound accounts, escrow accounts and other reserves maintained pursuant to any Existing Loan for such Property, which shall be addressed in accordance with Section 7.5(a)(vi) above) or credit to the account of the Operating Partnership their Allocable Share of the total amount of such cash Security Deposits (in each case, to the extent such cash Security Deposits have not been applied against delinquent rents or other obligations as provided in the Assumed Agreements and in accordance with the terms of this Agreement) against the Total Consideration.  To the extent required, (A) to the extent transferrable, all non-cash Security Deposits shall be transferred to the Operating Partnership by appropriate transfer documentation; and (B) if not transferable, the Contributor shall (or, if applicable, shall cause the applicable Participating Company to) request the party obligated under the applicable non-cash Security Deposit (e.g., the tenant, if the Assumed Agreement is a lease for which the tenant has delivered a letter of credit to the applicable Participating Company) to replace the same so that it inures in favor of the Operating Partnership, and, in the event any such replacement non-cash Security Deposit is not delivered to the Operating Partnership by Closing, the Operating Partnership shall diligently pursue such replacement after Closing and the Contributor shall take all reasonable action, as directed by the Operating Partnership, in connection with the liquidation of any such non-cash Security Deposits for payment as permitted under the terms of the applicable Assumed Agreement.  The Operating Partnership shall pay all fees and charges, if any, in connection with the Contributor’s compliance with the immediately preceding sentence.  From and after the Determination Date, the Contributor shall not permit the application of any Security Deposits against any delinquent rents or other obligations under the Assumed Agreements without the approval of the Operating Partnership, which approval shall not be unreasonably withheld;

(ii)                                   The Contributor shall cause all delinquent real estate Taxes and assessments with respect to such Property to be paid at or prior to the Determination Date, together with any interest, penalties or other fees related to any delinquent Taxes.  In determining prorations relating to non-delinquent Taxes, the Operating Partnership shall be credited with an amount equal to the Contributor’s Allocable Share of the real estate Taxes and assessments for such Property applicable to the period prior to the Determination Date against the Total Consideration, to the extent such amount has not been actually paid prior to the Determination Date.  In the event that any real estate Taxes or assessments related to such Property applicable to the period after the Determination Date have been paid prior to the Determination Date, the Contributor shall be entitled to a credit for their Allocable Share of such amount.  In connection with the re-proration of real estate Taxes and assessments for which a credit was given or a proration was made on the Determination Date, the applicable parties shall adjust the differences between them promptly upon demand being made therefor by either the Contributor or the Operating Partnership.  If, after the Determination Date, any additional real estate Taxes or assessments applicable to the period prior to the Determination Date are levied for any reason, including back assessments or escape assessments, then the Contributor shall pay their Allocable Share of all such additional amounts.  If, after the Determination Date, the Contributor or the Operating Partnership receives any property Tax refunds regarding such Property relating to a period prior to the Determination Date, then that portion of the refunds related to a period prior to the Determination Date that is required to be refunded to any tenant of such Property shall be delivered to or retained by, as the case may be, the Operating Partnership for the purpose of making such refund payments with the remaining portion of such refunds retained by or delivered to, as the case may be, the Contributor the amount of their Allocable Share of such refunds.  The Operating Partnership shall pay all supplemental Taxes resulting from the change in ownership and reassessment occurring as the result of the Closing pursuant to this Agreement;

(iii)                                The Operating Partnership shall use commercially reasonable efforts to prosecute and pursue through completion each real property Tax assessment appeal for any Property that is pending as of the Effective Date (an “Existing Appeal”).  The Contributor may not prosecute any Existing Appeal or any other appeal of the real property Tax assessment for any Property for Tax years prior to and including the Tax year in which the Closing occurs, but the Contributor shall reasonably cooperate with the Operating Partnership in connection with each such appeal and the collection of any related award or refund.  Any award, refund or other amounts payable in connection with any such appeal shall be paid directly to the Operating Partnership by the applicable authorities, and shall be distributed as follows: first, to reimburse the Operating Partnership for its actual costs incurred in connection with the appeal; and second, the balance shall be prorated and otherwise handled in accordance with Sections 7.5(a) and 7.5(b)(ii) above;

(iv)                               Charges referred to in Section 7.5(a)(ii) which are payable by any tenant of such Property directly to a third party shall not be apportioned hereunder, and the Operating Partnership shall accept title subject to any of such charges unpaid and the Operating Partnership shall look solely to the tenant responsible therefor for the payment of such charges;

(v)                                  All rent and other income which have been paid to a Participating Company and which are allocable to the period from and after the Determination Date shall be credited to the Operating Partnership.  Unpaid rent from a tenant at such Property which, as of the Closing, is delinquent with reference to the Determination Date shall not be prorated at the Closing, and any such rent collected after the date of the Closing shall be delivered as follows:  (a) if the Contributor collect their Allocable Share of any such unpaid delinquent rent, the Contributor shall, within fifteen (15) days after the receipt thereof, deliver to the Operating Partnership their Allocable Share of any such rent which the Operating Partnership is entitled to hereunder relating to the Determination Date and any period thereafter, and (b) if the Operating Partnership collects any such unpaid delinquent rent, the Operating Partnership shall, within fifteen (15) days after the receipt thereof, deliver to the Contributor their Allocable Share of any such rent to which the Contributor is entitled hereunder relating to the period prior to the Determination Date.  The parties agree that all such rent received by the Contributor or the Operating Partnership with respect to such Property from a tenant delinquent at the Determination Date shall be applied (i) first to the rent for the month in which the Closing occurs, (ii) second to any rent then due and payable, and (iii) third to delinquent rent, if any, in the reverse order of maturity (i.e., first to the most recently accrued unpaid obligation).  The Operating Partnership will use commercially reasonable efforts after the Closing to collect all rents (including Additional Rent and any such delinquent rents) in the usual course of the Operating Partnership’s operation of the Properties, but the Operating Partnership will not be obligated to institute any lawsuit or other collection procedures to collect the same.  The Operating Partnership may not waive any rents (including Additional Rent or delinquent rent) nor modify any Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which the Contributor is entitled to receive a share of charges or amounts without first obtaining the Contributor’s written consent.  From and after the Determination Date, the Contributor may not pursue any action to collect any rents (including Additional Rent) due for periods prior to the Determination Date from any current tenant of a Property; provided, that with respect to delinquent rents and any other amounts (including Additional Rent) or other rights of any kind respecting tenants who are no longer tenants of a Property as of the Determination Date, the Contributor shall retain all rights relating thereto and shall not be restricted hereby.  For avoidance of doubt, the foregoing shall not restrict the Contributor’s pursuit of claims against tenants who are no longer tenants of a Property as of the Determination Date;

(vi)                               With respect to any year-end reconciliations of Additional Rent (if applicable) under the Leases for such Property, the Contributor and the Operating Partnership shall cooperate to complete such reconciliations as soon as possible after the Determination Date, with the Contributor being deemed to be responsible for their Allocable Share of all amounts owing to the tenants under the Leases and being deemed to be entitled to their Allocable Share of all amounts payable by tenants under the Leases with respect to periods prior to the Determination Date, and with the Operating Partnership being deemed to be responsible for amounts owing to tenants under the Leases and being deemed to be entitled to amounts payable by tenants under the Leases with respect to periods from and after the Determination Date.  Without limiting the generality of the foregoing, the parties hereto acknowledge that the foregoing reconciliation shall be made such that such reimbursements are allocated to the period in which such reimbursable expenses were incurred;

(vii)                            With respect to such Property (and subject to the terms set forth in this Section 7.5(b)(vii) below), the Contributor shall be responsible for (a) their Allocable Share of all Tenant Inducement Costs (as hereinafter defined) with respect to all Leases executed or signed prior to the Effective Date for such Property and (b) their Allocable Share of all expenses connected with or arising out of the negotiation, execution and delivery of any Leases executed or signed prior to the Effective Date for such Property, including all Leasing Commissions (as hereinafter defined) related thereto and any legal fees or costs in connection therewith.  With respect to such Property (and subject to the terms of this Section 7.5(b)(vii) below), the Operating Partnership shall be responsible for the payment of (i) all Tenant Inducement Costs and Leasing Commissions which become due and payable (whether before or after the Determination Date) as a result of any amendment, modification, renewal, extension, expansion or termination of any Lease, or any new Lease, in any case executed after the Effective Date for such Property (as applicable, each a “New Lease Document”), in each case to the extent such New Lease Document has been approved by the Operating Partnership in writing or otherwise entered into in accordance with the terms of this Agreement, and (ii) all expenses connected with or arising out of the negotiation, execution and delivery of any New Lease Document executed or signed after the Effective Date for such Property.  To the extent any such Leasing Commissions, Tenant Inducement Costs or expenses arising from a New Lease Document shall be due and payable and paid prior to the Determination Date, the Contributor shall receive a credit equal to their Allocable Share of the amount of such Leasing Commissions, Tenant Inducement Costs or expenses so paid, except that (and notwithstanding the immediately preceding sentence) if the tenant under the applicable New Lease Document commences payment of base rent or minimum rent under such New Lease Document prior to the Determination Date, then the Contributor shall instead receive a credit equal to their Allocable Share of such Leasing Commissions, Tenant Inducement Costs or expenses multiplied by a fraction, the numerator of which is (x) the total number of days in the term of such lease minus the number of days that occur prior to the Determination Date and with respect to which base rent or minimum rent was actually paid to the applicable Participating Company thereunder, and the denominator of which is (y) the total number of days in such term.  In no event shall the Operating Partnership be obligated to pay any Leasing Commissions for or Tenant Inducement Costs under any Lease entered into prior to the Effective Date, except to the extent the same become due and payable as a result of any New Lease Document executed after the Effective Date.  The term “Tenant

Inducement Costs” shall mean any payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including tenant improvement costs, lease buyout costs, and/or moving, design, refurbishment and other allowances.  The term “Leasing Commissions” means any leasing or brokerage commissions payable to a leasing agent or broker and connected with or arising out of the negotiation, execution and delivery of a Lease.

(c)                                  Prorations Not Able to be Calculated on the Determination Date.  Except as otherwise provided herein, any revenue or expense amount with respect to any Property which cannot be ascertained with certainty as of the Determination Date shall be prorated on the basis of the parties’ reasonable estimates of such amount, and shall be the subject of a final proration ninety (90) days after the Closing or as soon thereafter as the precise amounts can be ascertained, but in no case later than 180 days after the Closing.  Once all revenue and expense amounts have been ascertained, the parties shall prepare and execute a final proration statement, which such statement shall be conclusively deemed to be accurate and final.

(d)                                 Adjustments for Existing Loans.  To the extent that, on the Determination Date, the Operating Partnership’s good faith determination of the principal amount of any Existing Loan to be outstanding immediately prior to the Closing Date with respect to any Property is greater than or less than the principal amount set forth on Schedule 4.4 for such Property, then (i) if such amount is greater than the applicable amount set forth on Schedule 4.4, the Operating Partnership shall be credited with an amount equal to the Contributor’s Allocable Share of the increase in such outstanding principal balance against the Total Consideration with respect to such Property, and (ii) if such amount is less than the applicable amount set forth on Schedule 4.4, the Contributor shall receive a credit to the Total Consideration with respect to such Property in an amount equal to the Contributor’s Allocable Share of the decrease in such outstanding principal balance.  The parties acknowledge that (i) the adjustments to Total Consideration described in this Section 7.5(d) shall be allocated among the Contributor as set forth in Section 7.5(e) below, and (ii) in no event shall there be any duplication of any debits or credits pursuant to (or in the application of) the terms of this Section 7.5 and/or Section 7.5 of the Sponsor Contribution Agreement.

(e)                                  Credits and Charges for Prorations and Adjustments.  The net credit to or charge against the Contributor on account of the prorations and adjustments to be made at Closing (based on prorations determined as of the Determination Date), as determined in accordance with the terms of this Agreement, shall be reflected through a pro rata increase or decrease, as applicable, in the number of Common Shares allocated to the Contributor with respect to the applicable Property, as set forth on Exhibit D (subject to any splits or other similar adjustments).  The total increase or decrease, as applicable, in Common Shares shall be equal to (i) the total amount of such net credit to or charge against the Contributor with respect to such Property, (ii) divided by the initial public offering price of the Common Shares, and (iii) rounded to the nearest whole number.  Such total increase or decrease, as applicable, in Common Shares shall then be applied pro rata among the Contributor with respect to the applicable Property, in proportion to the number of Common Shares allocated to the Contributor with respect to such Property, each as set forth on Exhibit D (subject to any splits or other similar adjustments), relative to the total number of Common Shares being transferred by the Operating Partnership or the Company pursuant to this Agreement.  Alternatively, at the Operating Partnership’s election, such net credit to or charge against the Contributor on account of the prorations and adjustments to be made at Closing shall be paid by either the Operating Partnership or the Contributor (pro rata based on the proportional allocation of Common Shares to the Contributor) as applicable, in cash at Closing.  Any other prorations adjustments made following the Closing shall be paid by either the Operating Partnership or the Contributor (pro rata based on the proportional allocation of Common

Shares to the Contributor), as applicable, in cash promptly following the determination of such amount in accordance with the provisions of this Section 7.5.

ARTICLE 8.
SURVIVAL AND RISK OF LOSS

Section 8.1                                      Survival.  It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of each of the Contributor and the Operating Partnership and the Company set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.  The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 8.2                                      Risk of Loss Prior to Closing.  The risk of loss relating to the Company Interests prior to the Closing shall be borne by the Contributor.  If, prior to the Closing, (a) any Property is materially or totally destroyed or damaged by fire or other casualty, or (b) any Property is materially or totally taken by eminent domain or through condemnation proceedings, then the Operating Partnership may, at its option (such election to be made as soon as reasonably practicable following such occurrence and in any event prior to the Closing), determine not to acquire the applicable Company Interests relating to the Property that has been destroyed, damaged or taken as described above.  No Contributor shall have any obligation to repair or replace any such damage, destruction or taken property.  Unless the Operating Partnership elects not to acquire the applicable Company Interests (in which case this sentence shall not apply thereto), at the Closing (i) Contributor shall pay or cause to be paid to the Operating Partnership its Allocable Share of any sums collected (directly or indirectly) by Contributor, if any, under any policies of insurance, if any, or award proceeds relating to such casualty or condemnation, if any, and otherwise assign to the Operating Partnership all rights (directly or indirectly) of Contributor to collect such sums as may then be uncollected (except to the extent required for collection costs or repairs by Contributor prior to the Closing Date, and provided that Contributor shall retain its Allocable Share of any insurance proceeds attributable to lost rents or other items applicable to any period prior to the Determination Date, and all rights thereto); and (ii) the Total Consideration shall be reduced by the Contributor’s Allocable Share of the amount of any deductibles under the applicable insurance policies.  As used in this Section 8.2, “materially” destroyed, damaged or taken refers to any casualty loss or damage or any loss due to condemnation, in either case, to a Property or any portion thereof if (x) the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect or other qualified expert selected by Contributor and reasonably approved by the Operating Partnership, or the amount of the proposed condemnation award is, equal to or greater than ten percent (10%) of the Total Consideration for such Property, (y) such loss or damage would entitle tenants occupying more than ten percent (10%) of the total rentable square footage at such Property, in the aggregate, to terminate their Leases, or (z) such loss or damage otherwise materially impairs the current use or square footage of such Property, the parking therefor or access thereto.

ARTICLE 9.
TERMINATION

Section 9.1                                      Termination.  This Agreement may be terminated and the transactions contemplated by this Agreement, including the Formation Transactions and the Public Offering, may be abandoned at any time prior to Closing:

(a)                                  by mutual agreement of the Contributor, the Operating Partnership and the Company;

(b)                                 at any time after the six (6)-month anniversary of the Effective Date (the “Termination Date”), by either the Operating Partnership (on behalf of the Operating Partnership and the Company) or the Contributor, by prior written notice to the other party, if the Closing shall not have occurred for any reason on or prior to the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Closing has been the cause of, or resulted in, the failure of the Closing to occur;

(c)                                  by the Operating Partnership (on behalf of the Operating Partnership and the Company), upon written notice to the Contributor, if (i) the Company determines, in its sole and absolute discretion, not to proceed with the Public Offering, (ii) any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment and shall not have been waived by the Operating Partnership and the Company, (iii) the Contributor fails to perform in any material respect any of its covenants or agreements contained in this Agreement required to be performed by it on or prior to the Closing, and, within twenty (20) days after written notice of such breach to the Contributor, such breach shall not have been cured or waived by the Operating Partnership and the Company and the Contributor shall not have provided reasonable assurance to the Operating Partnership and the Company that such breach will be cured in all material respects on or prior to the Closing, or (iv) the Contributor shall breach in any material respect any of its representations or warranties hereunder, and, within twenty (20) days after written notice of such breach to the Contributor, the Contributor shall continue to be in breach of such representation or warranty; or

(d)                                 by the Contributor, upon written notice to the Operating Partnership and the Company, if (i) any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment and shall not have been waived by the Contributor, (ii) the Operating Partnership and the Company fail to perform in any material respect any of their respective covenants or agreements contained in this Agreement required to be performed by them on or prior to the Closing, and, within twenty (20) days after written notice of such breach to the Operating Partnership and the Company, such breach shall not have been cured or waived by the Contributor and the Operating Partnership and the Company shall not have provided reasonable assurance to the Contributor that such breach will be cured in all material respects at or prior to the Closing, or (iii) the Operating Partnership and the Company shall breach in any material respect any of their representations or warranties hereunder, and, within twenty (20) days after written notice of such breach to the Operating Partnership and the Company, the Operating Partnership and the Company shall continue to be in breach of such representation or warranty.

Section 9.2                                      Procedure and Effect of Termination.  In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 9.1, written notice thereof shall be given by the party so terminating to the other parties to this Agreement, and this Agreement shall terminate and the transactions contemplated by this Agreement shall be abandoned without further action by the parties hereto.  If this Agreement is terminated pursuant to Section 9.1 hereof:

(a)                                  this Agreement shall become null and void and of no further force or effect, except that the obligations provided for in Section 4.2, Section 7.4, Article 8, this Section 9.2 and Article 10 hereof shall survive any such termination of this Agreement; and

(b)                                 except as otherwise set forth herein, such termination shall be without liability of any party to any other party; provided, however, that if the transactions contemplated by this Agreement fail to close as a result of any breach or violation of any of its representations, warranties, covenants or agreements contained in this Agreement by any party, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of any such breach or violation so long as such other Parties are not then themselves in breach in any material respect of their respective obligations under this Agreement.

ARTICLE 10.
MISCELLANEOUS

Section 10.1                                Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.  All counterparts shall constitute one and the same instrument.  Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement.  In addition, facsimile or ..pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

Section 10.2                                Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the choice of laws provisions thereof.

Section 10.3                                Amendment; Waiver.  Any amendment hereto shall be in writing and signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The waiver by any party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

Section 10.4                                Entire Agreement.  This Agreement, the exhibits and schedules hereto and the agreements referred to in Section 7.2 hereof constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be.

Section 10.5                                Assignability.  This Agreement and all of the provisions hereof shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns and any reference to a party shall also be a reference to an heir, legal representative, successor or permitted assign; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect, except that the Operating Partnership, may assign its rights and obligations hereunder to an affiliate.

Section 10.6                                Titles.  The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 10.7                                Third Party Beneficiary.  Except as may be expressly provided or incorporated by reference herein, including in Section 5.2, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, shareholder, partner, member, director, officer or employee of any party hereto or any other Person.  All provisions hereof shall be personal solely among the parties to this Agreement.

Section 10.8           Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.  To the extent permitted by applicable law, the parties waive any provision of applicable law which renders any provision of this Agreement unenforceable in any respect.

Section 10.9           Interpretation.  This Agreement shall be read and construed in the English language.  As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural.  References herein to a party or other Person include their respective successors and assigns.  The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears.  Unless the context otherwise requires, references herein to articles, sections, schedules, exhibits and attachments shall be deemed references to articles and sections of, and schedules, exhibits and attachments to, this Agreement.  Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular article, section or provision hereof.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.”  Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.  All references in this Agreement to “dollars” or “$” shall mean United States dollars.  With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.

Section 10.10         Reliance.  Each party to this Agreement acknowledges and agrees that it is not relying on Tax or other advice from any other party to this Agreement, and that it has or will consult with its own Tax and other advisors with regard to the transactions contemplated herein and its investment in the Company and/or the Operating Partnership (as the case may be).  Except to the extent attributable to a breach by the Contributor of any Tax-related representations, warranties or covenants set forth in this Agreement or any Exhibit to this Agreement, the Contributor shall not be liable for any Damages resulting from a successful challenge of the treatment or characterization by any taxing authority of the transactions contemplated herein.

Section 10.11         Notices.  All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing signed by or on behalf of the party making such notice, request, demand, waiver or communication and shall be deemed to be given (i) on the day delivered (or if that day is not a Business Day, or if delivered after the close of business on a Business Day, on the next day that is a Business Day) when delivered by personal delivery or overnight courier, (ii) on the third Business Day after mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon transmission when sent by facsimile transmission or email transmission (provided that such facsimile or email is followed by an original of such notice by mail or personal delivery as provided herein).  Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Company and/or the Operating Partnership:

c/o Eola Capital, LLC
390 N. Orange Avenue, Suite 2400
Orlando, Florida 32801
Phone: (407) 650-0593
Facsimile:  (407) 650-0597
Email: RTouzet@eolacapital.com
Attn:  Rudy Touzet

with a copy to:

Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, DC 20004
Phone: (202) 637-5868
Facsimile: (202) 637-5910
Email: david.bonser@hoganlovells.com
Attn: David W. Bonser

To the Contributor:

Utah State Retirement Investment Fund
Fourth Floor
540 East 200 South
Salt Lake City, Utah 84102
Attention: Devon W. Olson
Telephone: (801) 366-7377
Facsimile: (801) 328-7377

With a copy to:

CB Richard Ellis Investors
Suite 720
4400 MacArthur Boulevard
Newport Beach, California 92660
Attention: James E. Bell
Telephone: (949) 476-1974
Facsimile: (949) 476-1171

Section 10.12         Equitable Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement; provided, however, that nothing in this Agreement shall be construed to permit the Contributor to enforce the consummation of the Public Offering.

Section 10.13         Enforcement Costs.  Should either party institute any Proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to receive all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by such prevailing party in connection with such Proceeding.  A party entitled to recover costs and expenses under this Section shall also be entitled to recover all costs and expenses (including reasonable attorneys’ fees) incurred in the enforcement of any judgment or settlement obtained in such action or proceeding (and in any such judgment provision shall be made for the recovery of such post-judgment costs and expenses).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OPERATING PARTNERSHIP

EOLA PROPERTY TRUST, L.P.,
a Delaware limited partnership

By:	EOLA PROPERTY TRUST,
a Maryland real estate investment trust

Its: General Partner

By:	/s/ Rodolfo Prio Touzet
	Name:	Rodolfo Prio Touzet
	Title:	President and Chief Executive
Officer

COMPANY

EOLA PROPERTY TRUST, a Maryland real estate investment trust

By:	/s/ Rodolfo Prio Touzet
	Name:	Rodolfo Prio Touzet
	Title:	President and Chief Executive
Officer

CONTRIBUTOR

UTAH STATE RETIREMENT INVESTMENT FUND, a common trust fund created pursuant to the statutes of Utah

By:	/s/ Devon W. Olson
Name: Devon W. Olson
Title: Director — Real Estate

EXHIBIT A
TO
CONTRIBUTION AGREEMENT

DEFINITIONS

For purposes of the Agreement, the following terms have the meanings set forth below:

(a)           “Additional Contributors” means each of the Persons named as “Contributors” under the Sponsor Contribution Agreement.

(b)           “Allocable Share” means, with respect to each Property, the percentage set forth opposite such Property in the column on Exhibit B titled “Company Interests to be Contributed/Allocable Share”.

(c)           “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by applicable law to close.

(d)           “Company Interests” means all right, title and interest, as a partner, member or shareholder, in all Participating Companies set forth in the column on Exhibit B titled “Company Interests to be Contributed/Allocable Share”, including all voting rights and interests in the capital, profits and losses of each such Participating Company or any property distributable therefrom, and all rights to indemnification in favor of the Contributor under the agreements pursuant to which the Contributor or the Contributor’s affiliates acquired such rights, title or interest, if any; it being understood that, with respect to FA Two Liberty Place, LLP and Two Liberty, “Company Interests” shall not include the Remaining Two Liberty Interests to be held by the Contributor subject to the put/call option described in Section 8.7 of the FA Two Liberty Place, LLP Amended Partnership Agreement.

(e)           “Consents” means, with respect to any such Participating Company or Property, any consent necessary or desirable under any Operating Agreement or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein (i) to cause the Participating Company to have authority to permit any and all Conveyance Actions relating to such Participating Company or Property or to amend any such Operating Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any Conveyance Action, (ii) to admit the Operating Partnership as a substitute member or partner of such Participating Company upon the Operating Partnership’s acquisition of the Company Interests therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission, (iii) to adopt any amendment to an Operating Agreement as may be reasonably deemed desirable by the Operating Partnership, either simultaneously with or immediately prior to the acquisition of any interest therein, and (iv) to continue such Participating Company following the transfer of interest therein to the Operating Partnership.

(f)            “Conveyance Action” means, with respect to any Participating Company having a direct or indirect ownership interest in any Property, (i) the transfer, conveyance or agreement to convey by a partner or member thereof or by any holder of an indirect interest therein (whether or not such partner, member or shareholder is the Contributor hereunder) directly,  by Merger or otherwise of its direct or indirect interest in such Participating Company or Property to the Operating Partnership, the Company or a subsidiary thereof at Closing, if elected by the Operating Partnership; (ii) the entering into by any such partner, member or shareholder of any agreement relating to (x) the formation of the

Exhibit A-1

Operating Partnership or the Company, or (y) the direct or indirect acquisition by the Operating Partnership, the Company or a subsidiary thereof of any such direct or indirect interest; or (iii) the taking by any such partner, member or shareholder of any action necessary or desirable to facilitate any of the foregoing, including any sale or distribution to any Person of a direct or indirect interest in such Participating Company or Property, the entering into any agreement with any Person that grants to such Person the right to purchase a direct or indirect interest in such Participating Company or Property, and the giving of the Consents and Waivers contained in Section 5.1 or consents or waivers similar thereto in form or purpose.

(g)           “Damages” means all claims, liabilities, Taxes, demands, obligations, losses, penalties, fines, assessments, levies and judgments (at equity or at law), damages (including compensatory damages and amounts paid in settlement), costs and expenses, including reasonable attorneys’, accountants’, investigators’, and experts fees and expenses (reasonably sustained or incurred in connection with the defense or investigation of any Proceedings, including Proceedings to establish insurance coverage), whenever arising or incurred, but expressly excluding exemplary and punitive damages (except to the extent awarded in any Proceeding initiated by a third party).

(h)           “Determination Date” means a date, designated by the Operating Partnership, no more than five (5) Business Days nor less than one (1) Business Day prior to the Closing Date.

(i)            “Entity” means each Participating Company and each partnership, limited liability company or other legal entity that is directly or indirectly owned by a Contributor and that directly or indirectly owns any interest in, or ground leases on, any Property.

(j)            “Governmental Entity” means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(k)           “Information Statement” means the confidential private placement memorandum, dated as of July 29, 2010, relating to the Formation Transactions and previously provided to the Contributor.

(l)            “IPO Price” means the initial public offering price of a Common Share in the Public Offering.

(m)          “Liens” means, means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest or any preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), and any obligations under capital leases having substantially the same economic effect as any of the foregoing.

(n)           “Material Adverse Effect” means, with respect to any Person, (i) any material adverse effect, individually or in the aggregate, on the assets, business, financial condition or results of operations of such Person, or (ii) any material adverse effect that could adversely affect or delay the ability of such Person to perform its respective obligations hereunder or in connection with the transactions contemplated hereby.

(o)           “Operating Agreement” means the respective partnership agreement, limited liability company agreement, membership agreement or certificate of incorporation, as applicable, under which each Entity was formed (including all amendments or restatements thereto).

Exhibit A-2

(p)           “Permitted Liens” means:

(i)            Liens securing Taxes, the payment of which (i) is not delinquent or (ii) is actively being contested in good faith by appropriate proceedings diligently pursued and is appropriately reserved for in accordance with generally accepted accounting principles;

(i)            Zoning laws and ordinances applicable to the Properties which are not violated by the existing structures or present uses thereof or the transfer of the Properties;

(iii)          Liens imposed by laws, such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations arising in the ordinary course of business not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued;

(iv)          easements, restrictive covenants, rights of way and similar matters that are set forth on the existing title insurance policy for a Property none of which materially adversely affect the marketability or financability of such Property or the use and operation of such Property as currently used and operated; and

(v)           the Liens of all Existing Loan Documents.

(q)           “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

(r)            “Proceeding” means any governmental, judicial, administrative or adversarial proceeding (public or private), any action, claim, lawsuit, legal proceeding, whistleblower complaint, charge, accusation, petition, litigation, arbitration or mediation, any hearing, investigation (internal or otherwise), probe or inquiry by any Governmental Entity or any other dispute, including any adversarial proceeding.

(s)           “Property” means each Participating Property set forth on Exhibit B.

(t)            “Sponsor Contribution Agreement” means the Contribution Agreement, by and among, the Company, the OP, CP Investments I LLC, MAIT Capital LLC, CYP4 Capital LLC, ACP Laurich-Partnership Ltd., William George Evans Revocable Trust Dated March 16, 2005, Henry F. Pratt, III, Troy M. Cox, Fund III, EB Investors LLC, CAT Capital LLC, CP Strategic I LLC, IP4 Holdings Owner LLC, JRH-RPT Capital LLC, Rodolfo Prio Touzet, ACP Peachtree Center Investors LLC, ACP Cornerstone Investors LLC, ACP Orlando LLC, ACP Orange Avenue Investors LLC, ACP Westshore Manager LLC and ACP/URS Maitland Manager LLC.

(u)           “Tax” or “Taxes” means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

Exhibit A-3

(v)           “Tax Return” means any return, declaration, report, claim for refund, or information return or statement related to Taxes or provided to any taxing authority or in respect of Tax law, including any schedule or attachment thereto, and including any amendment thereof or supplement thereto.

(w)          “Two Liberty” shall mean any and all real property owned, leased or controlled (directly or indirectly) by FA Two Liberty Place, LLP.

(x)            “Waivers” means, with respect to each Participating Company and each Property in which the Company Interests represent a direct or indirect interest, the waiving of any and all rights that the Contributor may have with respect to, and (to the extent controlled by the Contributor) that any such other Person may have with respect to, or that may accrue to the Contributor or such other controlled Person upon the occurrence of, a Conveyance Action relating to such Participating Company or Property, including the following rights: rights of notice, rights to response periods, rights to purchase the direct or indirect interests of another partner, member or shareholder in such Participating Company or Property or to sell the Contributor’s or other Person’s direct or indirect interest therein to another partner, rights to sell the Contributor’s or other Person’s direct or indirect interest therein at a price other than as provided herein, or rights to prohibit, limit, invalidate, otherwise restrict or impair any such Conveyance Action or to cause a termination or dissolution of such Participating Company because of such Conveyance Action.

(y)           Each of the following terms is defined in the section set forth below opposite such term:

Term	Section

Act	2.7
Additional Rent	7.5(a)(iv)
Agreement	Preamble
Articles of Amendment and Restatement	2.7(a)
Assumed Agreement	7.5(b)(i)
Attorney-in-Fact	5.2(a)
Closing	7.1
Closing Date	7.1
Closing Documents	7.2
Code	1.3(b)
Common Shares	Recital C
Company	Preamble
Contribution and Assumption Agreement	1.1
Contributor	Preamble
Disclosure Schedule	Article 2
Effective Date	Preamble
Escrow Agent	7.2
Existing Appeal	7.5(b)(iii)
Existing Loan	4.4
Existing Loan Documents	4.4
FA Two Liberty Place, LLP Amended Partnership Agreement	1.3(c)
Formation Transactions	Recital B
IPO Closing	7.1
IPO Closing Documents	7.3
Leasing Commissions	7.5(b)(viii)

Exhibit A-4

Lender	4.4
Merger	1.2(a)
New Lease Document	7.5(b)(viii)
Operating Partnership	Preamble
Organizational Documents	2.1
Participating Companies	Recital B
Participating Properties	Recital B
Power of Attorney	5.2(a)
Pre-Closing	7.2
Pre-Closing Date	7.1
Pre-Closing Conditions	7.1
Proxy	5.2(a)
Public Offering	Recital C
REIT	1.5
Remaining Two Liberty Interests	2.4
SEC	5.2(a)
Security Deposits	7.5(b)(i)
Share Certificates	1.3
Tenant Inducement Costs	7.5(b)(viii)
Termination Date	9.1(b)
Total Consideration	1.3
Transfer	2.7(a)
Two Liberty Buy/Sell Transaction	4.5(a)

Exhibit A-5

EXHIBIT B
TO
CONTRIBUTION AGREEMENT

CONTRIBUTOR’S PROPERTIES, PARTICIPATING COMPANIES AND COMPANY INTERESTS

Set forth below is a list of the Properties and Participating Companies that are subject to this Agreement and the Company Interests held by the Contributor in such Participating Company that are being contributed to the Operating Partnership (or a subsidiary thereof) under this Agreement.

CONTRIBUTOR	PARTICIPATING COMPANY	RELATED PROPERTY	COMPANY INTERESTS OWNED AT EFFECTIVE DATE	COMPANY INTERESTS TO BE CONTRIBUTED /ALLOCABLE SHARE
Utah State Retirement Investment Fund	CAT-FLA Manager LLC	Cypress Center I Cypress Center II Cypress Center III	92%	92%
Utah State Retirement Investment Fund	ACP/Utah VI LLC	Two Ravinia Drive	95%	95%
Utah State Retirement Investment Fund	ACP/Utah VIII LLC	Bank of America Center	95%	95%
Utah State Retirement Investment Fund	ACP/URS Maitland LLC	2400 Maitland Center 500 Winderley Place Interlachan Corporate Center	95%	95%
Utah State Retirement Investment Fund	FA Two Liberty Place, LLP	Two Liberty	87.5%	89	% (1)

Notes:

(1)          Subject to the terms and conditions of this Agreement, at the Closing (after giving effect to the Two Liberty Buy/Sell Transaction), the Contributor shall contribute an 89% interest in FA Two Liberty Place, LLP to the Operating Partnership.

Exhibit B-1

EXHIBIT C
TO
CONTRIBUTION AGREEMENT

FORM OF CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Contributor”) hereby assigns, transfers, sells and conveys to EOLA PROPERTY TRUST, L.P., a Delaware limited partnership (the “Operating Partnership”), its entire legal and beneficial right, title and interest in, to and under the following:

•                  the interests in each Participating Company or subsidiary thereof set forth opposite the Contributor’s name on Schedule A attached hereto, including all right, title and interest, if any, of the undersigned in and to the assets of each Participating Company or subsidiary thereof and the right to receive distributions of money, profits and other assets from each Participating Company or subsidiary thereof, presently existing or hereafter at any time arising or accruing.

TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

Upon the execution and delivery hereof, the Operating Partnership assumes from the Contributor all obligations in respect of the Company Interests set forth opposite the Contributor’s name on Schedule A attached hereto.

The Contributor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof upon the written request of the Operating Partnership, the Contributor will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by the Operating Partnership in order to assign, transfer, set over, convey, assure and confirm unto and vest in the Operating Partnership, its successors and assigns, title to the Company Interests granted, sold, transferred, conveyed and delivered by this Agreement.

Capitalized terms used herein, but not defined have the meanings ascribed to them in the Contribution Agreement, dated as of August 6, 2010, between the Operating Partnership, the Contributor and the other parties thereto.

[Remainder of page left intentionally blank.]

Exhibit C-1

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

OPERATING PARTNERSHIP

EOLA PROPERTY TRUST, L.P.,
a Delaware limited partnership

By: EOLA PROPERTY TRUST, a Maryland real estate investment trust

Its: General Partner

By:
Name:
Title:

CONTRIBUTOR

UTAH STATE RETIREMENT INVESTMENT FUND, a common trust fund created pursuant to the statutes of the State of Utah

By:
Name:
Title:

Exhibit C-2

SCHEDULE A
TO CONTRIBUTION AND ASSUMPTION AGREEMENT

CONTRIBUTOR	PARTICIPATING COMPANY	RELATED PROPERTY	COMPANY INTERESTS/ALLOCABLE SHARE
Utah State Retirement Investment Fund	CAT-FLA Manager LLC	Cypress Center I Cypress Center II Cypress Center III	92%
Utah State Retirement Investment Fund	ACP/Utah VI LLC	Two Ravinia Drive	95%
Utah State Retirement Investment Fund	ACP/Utah VIII LLC	Bank of America Center	95%
Utah State Retirement Investment Fund	ACP/URS Maitland LLC	2400 Maitland Center 500 Winderley Place Interlachan Corporate Center	95%
Utah State Retirement Investment Fund	FA Two Liberty Place, LLP	Two Liberty	89%

Exhibit C-3

EXHIBIT D
TO
CONTRIBUTION AGREEMENT

TOTAL CONSIDERATION

The Total Consideration to be received by the Contributor in exchange for the Company Interests in the Participating Companies listed below (it being understood that the Remaining Two Liberty Interests are not included in the foregoing calculations) shall be equal to a number of Common Shares equal to (i) $33,432,000, divided by (ii) the IPO Price, subject to adjustment as follows:

(1)                                  Total Consideration shall be subject to any adjustments to such Total Consideration pursuant to the terms and conditions of this Agreement, including Sections 1.4 and 7.5(e);

(2)                                  In the event that the Aggregate Merger Proceeds (as defined in Note 1 below) under the Contributor Merger Agreements (as defined in Note 1 below) are greater than $60 million but less than or equal to $90 million, then the Total Consideration shall be increased by a number of Common Shares equal to (x) the Additional Amount divided by (y) the IPO Price (where the “Additional Amount” for purposes of this clause (2) shall equal 20% of the difference between the Aggregate Merger Proceeds amount minus $60 million);

(3)                                  In the event that the Aggregate Merger Proceeds (as defined in Note 1 below) under the Contributor Merger Agreements (as defined in Note 1 below) are greater than $90 million but less than or equal to $120 million, then the Total Consideration shall be increased by a number of Common Shares equal to the sum of:

(i)                                     $6,000,000, divided by the IPO Price; plus

(ii)                                  the Additional Amount divided by the IPO Price (where the “Additional Amount” for purposes of this clause (3) shall be an amount equal to 30% of the difference between the Aggregate Merger Proceeds amount minus $90 million);

(4)                                  In the event that the Aggregate Merger Proceeds (as defined in Note 1 below) under the Contributor Merger Agreements (as defined in Note 1 below) are greater than $120 million, the Total Consideration shall be increased by a number of Common Shares equal to the sum of:

(i)                                     $15,000,000, divided by the IPO Price; plus

(ii)                                  the Additional Amount divided by the IPO Price (where the “Additional Amount” for purposes of this clause (4) shall be an amount equal 50% of the difference between the Aggregate Merger Proceeds amount minus $120 million); and

(5)                                  the Total Consideration shall be subject to any splits or other similar adjustments.

No fractional Common Shares shall be issued in connection with the Formation Transactions.  All Common Shares that the Contributor would otherwise be entitled to receive as a result of the Formation Transactions shall be rounded to the nearest whole number of Common Shares.

Exhibit D-1

CONTRIBUTOR	APPLICABLE PARTICIPATING COMPANY	RELATED PROPERTY
Utah State Retirement Investment Fund	CAT-FLA Manager LLC	Cypress Center I Cypress Center II Cypress Center III
Utah State Retirement Investment Fund	ACP/Utah VI LLC	Two Ravinia Drive
Utah State Retirement Investment Fund	ACP/Utah VIII LLC	Bank of America Center
Utah State Retirement Investment Fund	ACP/URS Maitland LLC	2400 Maitland Center 500 Winderley Place Interlachan Corporate Center
Utah State Retirement Investment Fund	FA Two Liberty Place, LLP	Two Liberty

Notes:

(1)          For purposes of this Exhibit D, (a) “Contributor Merger Agreements” means, collectively, that certain Agreement and Plan of Merger dated as of August     , 2010, by and among Eola Capital LLC, Eola MergerSub LLC, the Company and the Operating Partnership, and that certain Agreement and Plan of Merger dated as of  August     , 2010, by and between Eola Office Partners LLC and the Company; and (b) “Aggregate Merger Proceeds” means that aggregate amount of the “Merger Consideration” (as defined in the Contributor Merger Agreements) payable under the Contributor Merger Agreements (as expressed in dollars).

Exhibit D-2

EXHIBIT E
TO
CONTRIBUTION AGREEMENT

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit E-1

EXHIBIT F
TO
CONTRIBUTION AGREEMENT

DISCLOSURE SCHEDULE

Exhibit F-1

EXHIBIT G
TO
CONTRIBUTION AGREEMENT

FORM OF ARTICLES OF AMENDMENT AND RESTATEMENT

Exhibit G-1

EXHIBIT H
TO
CONTRIBUTION AGREEMENT

FIRPTA CERTIFICATE

1.                         Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  For United States tax purposes (including Section 1445), the owner of a disregarded entity which has legal title to a United States real property interest under local law, and not the disregarded entity, is the transferor of the property.

2.                         In order to inform Eola Property Trust, L.P. (the “Transferee”), that withholding of tax is not required in connection with the transfer of the limited liability company interests in                    (the “Participating Company”), pursuant to the Contribution Agreement, dated as of                 , 2010, by and between the Transferee, Eola Property Trust and Utah State Retirement Investment Fund (the “Transferor”), the Transferor hereby certifies and declares the following:

[(a)           [                  ] is a disregarded entity within the meaning of Treasury Regulation Section 1.1445-2(b)(2)(iii) and [                      ] is wholly owned by the Transferor.]

(b)              The Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Code and the Treasury Regulations promulgated thereunder).

(c)               The Transferor is a corporation for federal income tax purposes and is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

(d)              The Federal Taxpayer Identification Number for the Transferor is [                        ].

(e)                                  The address for the Transferor is:

[                      ]
[                      ]

3.                         The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained in this certification may be punished by fine, imprisonment or both.

Under penalties of perjury, (the undersigned signatory signing on behalf of the Transferor below) declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of the Transferor.

Executed this                  day of                           , 20    .

UTAH STATE RETIREMENT INVESTMENT FUND

By:
Name:
Title:

Exhibit H-1

EXHIBIT I
TO
CONTRIBUTION AGREEMENT

FA TWO LIBERTY PLACE, LLP AMENDED PARTNERSHIP AGREEMENT

Appendix I

SECOND AMENDED AND RESTATED
LIMITED LIABILITY PARTNERSHIP AGREEMENT

FA TWO LIBERTY PLACE, LLP

Partners

Managing General Partner:	[EOLA ENTITY]

Non-Managing Partner:	UTAH STATE RETIREMENT INVESTMENT FUND

Date

As of                                      , 201

SECOND AMENDED AND RESTATED
LIMITED LIABILITY PARTNERSHIP AGREEMENT
of
FA TWO LIBERTY PLACE, LLP

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY PARTNERSHIP AGREEMENT of FA TWO LIBERTY PLACE, LLP (this “Agreement”) is entered into and shall be effective as of                                    , 201       (the “Effective Date”) by and among [EOLA ENTITY], a                                (“Eola”), as the Managing General Partner, and UTAH STATE RETIREMENT INVESTMENT FUND, a common trust created under Utah Code Section 49-11-301 (“Utah”), as the Non-Managing Partner.

RECITALS

WHEREAS, on August 5, 2005, ACP Two Liberty Place LP, a Delaware limited partnership (“ACP”) and Falcon Two Liberty Place, L.P., a Delaware limited partnership (“Falcon”), formed FA Two Liberty Place, LLP (the “Partnership”) as a general partnership under the provisions of the Delaware Revised Uniform Partnership Act, Del Code, tit. 6, Sections 15-101, et seq, as amended from time to time (the “Delaware Act”).

WHEREAS, on August 5, 2005, ACP and Falcon elected that the Partnership be a “limited liability partnership” pursuant to Section 15-1001, et seq of the Delaware Act and have filed a Statement of Qualification of the Partnership with the Secretary of State of the State of Delaware.

WHEREAS, on February     , 2007, Utah acquired a partnership interest in the partnership from Falcon and since such date the Partnership has been governed under that certain Amended and Restated Limited Liability General Partnership Agreement of FA Two Liberty Place, LLP, dated February       , 2007 (the “Existing Agreement”).

WHEREAS, [Utah designee] has acquired all of ACP’s and Falcon’s partnership interests in the Partnership and [Utah designee] and Utah have, immediately prior to the Effective Date, transferred an aggregate 89% partnership interest in the Partnership to Eola.

WHEREAS, Utah and Eola, as the sole partners in the Partnership, desire to enter into this Agreement in order to amend and restate the Existing Agreement in its entirety, to set forth their respective rights and obligations with respect to the Partnership and to provide for the continued operation of the Partnership and its business and affairs.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

A.            Eola is hereby admitted on the Effective Date to the Partnership as the Managing General Partner with a Partnership Percentage of 89%.

B.            Effective immediately upon the admission of Eola to the Partnership as Managing General Partner on the Effective Date, Utah shall become a Non-Managing Partner with a Partnership Percentage of 11%.

C.            Effective immediately upon the admission of Eola to the Partnership as Managing General Partner on the Effective Date, Utah and Eola, as sole Partners in the Partnership, hereby amend and restate the Existing Agreement in its entirety as follows:

ARTICLE 1
ORGANIZATION MATTERS

Section 1.1             Continuation.  The Partnership shall continue to be operated as a limited liability partnership under the Delaware Act.  The rights and obligations of the Partners shall be determined pursuant to the Delaware Act and this Agreement.  To the extent that the rights and obligations of any Partner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall control, to the extent permitted by the Delaware Act.  This Agreement supersedes the Existing Agreement in its entirety.

Section 1.2             Name.  The business of the Partnership shall be conducted under the name “FA Two Liberty Place, LLP” or such other name as the Partners may hereafter determine.

Section 1.3             Term.  The term (“Term”) of the Partnership shall be from the Effective Date until December 31, 2055, inclusive, unless sooner terminated as hereinafter provided.  The existence of the Partnership as a separate legal entity shall continue until cancellation of the Partnership as provided in the Delaware Act.

Section 1.4            Business.  The business of the Partnership is solely to directly or indirectly through one or more subsidiaries own, hold and manage the Property, including, without limitation, to take any and all actions and make any and all decisions and determinations in connection with: (a) ownership, management, financing, refinancing, vacating, renovating, leasing, insuring, selling, assigning, transferring and prosecuting or defending any and all legal proceedings relating to the Property; and (b) any and all other acts or things that may be necessary, desirable or incidental to carry on the business of the Partnership as described in clause (a) above. The Partnership is not authorized to, and shall not, engage in any business other than as described in this Section 1.4.

Section 1.5             Names and Addresses of Partners.  The names and addresses of the Partners are as follows:

UTAH STATE RETIREMENT INVESTMENT FUND 540 East 200 South Fourth Floor Salt Lake City, Utah 84102

[EOLA ENTITY] [Address] [Address]

Section 1.6             Registered Office and Principal Place of Business.  As of the date of this Agreement, the registered office of the Partnership in the State of Delaware is c/o National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901 and its registered agent for service of process on the Partnership at such office is National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901.  The Managing General Partner may change the Partnership’s registered agent and registered office in the State of Delaware at any time.  The principal place of business of the Partnership shall be

2

                                                                          or such other location hereafter determined by the Managing General Partner.

Section 1.7             Certain Definitions.  Certain capitalized words and phrases used in this Agreement and not otherwise defined in the body hereof are defined in Exhibit A and shall have the meanings set forth therein.

ARTICLE 2
CERTAIN TAX AND ACCOUNTING MATTERS

The Partners intend that the Partnership shall be taxed as a partnership for federal and state income tax purposes and shall not take any action that may result in the Partnership being taxed as a corporation for such purposes.  Each and all of the provisions of Exhibit B annexed hereto and made a part hereof are incorporated herein and shall constitute part of this Agreement.  Exhibit B provides for, among other matters, the maintenance of Capital Accounts, the allocation of profits and losses, and the maintenance of books and records.

ARTICLE 3
CONTRIBUTIONS BY PARTNERS; FINANCING

Section 3.1             Previous Capital Contributions.  Each of Utah and Eola or its predecessor in interest has made previous capital contributions to the Partnership.  The Partners shall not be required to make any further capital contributions except as specifically provided in this Agreement.  As of the date hereof, each Partner’s Capital Account is set forth in Exhibit C attached hereto.

Section 3.2             Intentionally Omitted.

Section 3.3             Additional Capital Contributions.

(a)           In the event that the Managing General Partner determines, in its sole discretion, that the Partnership requires additional capital to fund operating expenses or necessary capital expenditures, then the Managing General Partner shall request in writing that each of the other Partners fund its Partnership Percentage of such additional Capital Contribution.  In such event, the Partners shall have the right, but not the obligation, to contribute their Partnership Percentage of the specified amount within thirty (30) days (or such shorter time period as may be appropriate under the circumstances, but in no event less than five (5) Business Days) after the date of receipt of notice of the request for such additional Capital Contributions.  Any amounts contributed pursuant to this Section by any Partner shall be added to the Capital Account of that Partner.

(b)           If any Partner (a “Non-Contributing Partner”) does not contribute all or any portion of an additional Capital Contribution that is requested under Section 3.3(a) within the time period described in Section 3.3(a), then the others (the “Contributing Partners”) shall elect either: (i) to cancel the request for the additional Capital Contribution made pursuant to Section 3.3(a) or (ii) (x) if the Non-Contributing Partner does not contribute any portion of the requested additional Capital Contribution, to fund all amounts requested pursuant to Section 3.3(a) as a loan to the Partnership (a “Partner Loan”) or (y) if the Non-Contributing Partner shall have funded a portion, but not all, of the requested additional Capital Contribution, to fund as an additional Capital Contribution such portion of the requested Capital Contribution as is necessary to keep the additional Capital Contributions so made by the Partners in proportion to

3

their Partnership Percentages and to fund the balance as a Partner Loan to the Partnership.  A Partner Loan shall not be deemed to be a Capital Contribution for purposes of this Agreement.  Each Partner Loan shall bear interest at a rate equal to the Prime Rate (accruing daily) plus 4%, per annum, compounded monthly (but in no event greater than the maximum rate of interest permitted by applicable law) and shall be recourse only to the assets of the Partnership.  “Prime Rate” shall mean that rate then published in the Wall Street Journal.  If a Partner makes a Partner Loan pursuant to this Section 3.3(b), then such Partner shall receive payments with respect to such Partner Loan (applied first to interest and then to principal) before any distributions are made to the Partners pursuant to Section 4.1.  The remedies provided in this Section 3.3(b) for the failure of a Partner to fund its share of a requested Capital Contribution shall be the sole remedies available with respect thereto.  Notwithstanding the foregoing to the contrary, if the Partners and/or any of their direct or indirect members, partners, shareholders or principals shall enter into any other agreement with respect to the sharing of certain recourse obligations of any such parties on behalf of the Partnership, then the provisions of such agreement(s) shall prevail in the event of any conflict between such agreement and Section 3.3(a) or this Section 3.3(b).

Section 3.4             Recoupment for Contributions.  Except as expressly provided herein, (a) no Partner shall receive any recoupment or payment on account of or with respect to the Capital Contributions made by it pursuant to this Agreement, (b) no Partner shall be entitled to interest on or with respect to any Capital Contributions, (c) no Partner shall be entitled to withdraw any part of such Partner’s Capital Contributions and (d) no Partner shall be entitled to receive any distributions from the Partnership.

Section 3.5             Recourse Liabilities.  Eola, as Managing General Partner of the Partnership, shall use commercially reasonable efforts to cause the Partnership and the Operating Companies to comply with the terms and conditions of any applicable loan documents.  No Partner, however, shall be required to make additional Capital Contributions or loans to the Partnership or the Operating Companies so that the Partnership or the Operating Companies can comply with those terms and conditions.  Notwithstanding the foregoing or any other provision of this Agreement to the contrary, to the extent any of the Partners or certain of their respective Affiliates and/or direct and/or indirect principals and/or related parties (a “Recourse Party”) have or are required to enter into any agreements, guarantees and/or indemnities imposing certain direct or indirect recourse liabilities relating directly or indirectly to the Property and/or any loan to the Partnership or any Operating Company (collectively, the “Recourse Liabilities”) on any Recourse Party, then the other Partners shall indemnify and hold harmless any applicable Recourse Party to the extent of such other Partners’ Partnership Percentage of any Losses incurred by the Recourse Party arising out of such Recourse Liabilities. Notwithstanding the foregoing, to the extent such Losses are attributable to the affirmative acts of the Recourse Party (or of the Partner which is an Affiliate of or otherwise related to such Recourse Party) in violation of the obligations and duties of the applicable Partner under this Agreement, then the Recourse Party shall not be entitled to any indemnification with respect to the applicable Losses.  The Partnership and the Partners hereby expressly acknowledge and agree that: (a) the Recourse Liabilities have been undertaken by the Recourse Parties at the request and for the benefit of the Partnership and the Partners, and (b) no party other than the Partners (and any applicable Recourse Party) is an intended third-party beneficiary or has the right to enforce this Section 3.5.

ARTICLE 4
DISTRIBUTIONS TO PARTNERS

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Section 4.1             Distributions of Available Cash from Operations and Net Capital Transaction Proceeds.  Distributions of Available Cash from Operations shall be made once each calendar quarter and at such other times as the Managing General Partner shall determine. Distributions of Net Capital Transaction Proceeds shall be made promptly following the Partnership’s receipt thereof. All such distributions shall be made to the Partners on a pro rata basis in accordance with their respective Partnership Percentages.

Section 4.2             Withholding Taxes with Respect to Partners.  The Partnership shall comply with any withholding requirements under federal, state and local law and shall remit any amounts withheld to, and file required forms with, the applicable jurisdictions.  All amounts withheld from Partnership revenues or distributions by or for the Partnership pursuant to the Code or any provision of any federal, state or local law, and any taxes, fees or assessments levied upon the Partnership, shall be treated for purposes of this Article 4 as having been distributed to those Partners who received tax credits with respect to the withheld amounts, or whose identity or status caused the withholding obligations, taxes, fees or assessments to be incurred.  If the amount withheld exceeded the affected Partner’s actual share of cash available for distribution, such Partner shall reimburse the Partnership for such withholding.  Each Partner agrees to furnish the Partnership with such representations and forms as the Managing General Partner shall reasonably request to assist it in determining the extent of, and in fulfilling, the Partnership’s withholding obligations, if any.  As soon as practicable after becoming aware that any withholding requirement may apply to a Partner, the Managing General Partner shall advise such Partner of such requirement and the anticipated effect thereof.  Such Partner shall pay or reimburse to the Partnership all identifiable costs or expenses of the Partnership caused by or resulting from withholding taxes with respect to such Partner.

Section 4.3             Violation of Law.  Notwithstanding any other provision contained in this Agreement, the Partnership shall not make a distribution to a Partner in respect of its interest in the Partnership if such distribution would violate the Delaware Act or other applicable law.

ARTICLE 5
MANAGEMENT OF THE PARTNERSHIP

Section 5.1             Authority of Managing General Partner.

(a)           The Managing General Partner shall have the sole and exclusive authority to manage and implement the operations and affairs of the Partnership and to make all decisions regarding the Partnership and its business, provided, however, that the Managing General Partner shall not have the authority to make any Major Decisions without the prior written consent of Utah.

(b)           Each of the following matters (each a “Major Decision” and collectively, the “Major Decisions”) shall require the prior written approval of Eola and Utah:

(i)            the merger or consolidation of the Partnership or any Operating Company with or into any other Person, or the liquidation or dissolution of the Partnership or any Operating Company;

(ii)           prior to the date that is forty-two (42) months after the Effective Date, causing or permitting the Partnership or any Operating Company to (A) incur any indebtedness whatsoever, whether recourse or non-recourse, other than trade debt

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incurred in the ordinary course of business or (B) to act as guarantor or surety to, for or on behalf of any other Person;

(iii)          approval of any proposed Budget or Business Plan or expending any funds in a manner that is inconsistent with any approved Budget then in effect except as expressly permitted by Section 5.3 for Cost Overruns, Uncontrollable Expenses or Emergency Costs;

(iv)          issuance or sale of additional Partnership Interests or admission of a new Partner in the Partnership or any Operating Company other than in accordance with Article 8;

(v)           filing or commencement of any Bankruptcy proceeding by or on behalf of the Partnership or any Operating Company; consenting to the institution or continuation of any involuntary Bankruptcy proceeding against the Partnership or any Operating Company or the conversion of an involuntary proceeding into a voluntary proceeding; the admission in writing by the Partnership or any Operating Company of its inability to pay its debts generally as they become due; or the making by the Partnership or any Operating Company of a general assignment for the benefit of its creditors;

(vi)          entering into any contract (an “Affiliate Contract”) between the Partnership or any Operating Company, on the one hand, and any Partner or Affiliate of any Partner, on the other hand (provided that, except as provided for in Section 5.1(b)(xiii) below, if the Partnership or any Operating Company is a party to an Affiliate Contract, then Eola or Utah, whichever is the Partner that is not itself or whose Affiliate is not a counterparty to the Affiliate Contract shall have the right to enforce any and all rights of the Partnership or any Operating Company in connection with such Affiliate Contract);

(vii)         exercising a right to renew an Affiliate Contract or to terminate an Affiliate Contract other than for cause;

(viii)        any amendment or modification of this Agreement subject to Section 11.3;

(ix)           any action outside the purposes specified in Section 1.4; and

(x)            the amendment, modification or revocation of any Major Decision previously approved in accordance with this Agreement.

(c)           Each of Eola and Utah may propose to adopt, modify or revoke a Major Decision at any time.  Whenever Eola or Utah proposes to adopt, modify or revoke a Major Decision, it shall deliver a written notice (a “Major Decision Notice”) to the other Partner (i) describing the proposal in sufficient detail and (ii) containing sufficient information to permit the other Partner to make an informed decision on the proposal and shall subsequently provide to the other Partner such additional information as the other Partner may reasonably request.  In the event that a Partner does not respond to a Major Decision Notice within fifteen (15) days after receipt thereof, then the Major Decision proposed in such Major Decision Notice shall be deemed approved.

Section 5.2             Management and Leasing Agreements.  The Partners hereby approve [EOLA MANAGEMENT ENTITY] and/or related entities as the property manager and/or

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leasing agent for the Property.  If such company shall subcontract with a third party to be the property manager or leasing agent, such agreements shall be subject to the approval of Utah.  The management agreement shall provide for the following: (a) a management fee shall be equal to 2.5% of gross receipts of the Property, and (b) construction management fees at market terms.

Section 5.3             Business Plans and Budgets.

(a)           On or before November 1 of each year with respect to each following calendar year, the Managing General Partner shall prepare and submit to Utah a proposed business plan for the Property (as and when approved by Eola and Utah, each a “Business Plan”) with respect to the applicable calendar year (which proposed Business Plan shall include all applicable information for the Property as is required to be delivered to the Partnership pursuant to the Property Management Agreement).  Each Business Plan shall include a proposed marketing and leasing plan, a development and construction plan (if applicable), a description of anticipated capital improvements, repairs and maintenance to the Property, a hold/sell analysis and recommendation and such other information as Utah shall reasonably request.  The adoption or modification of any Business Plan shall be a Major Decision.  Eola and Utah shall endeavor to resolve any disagreements with respect to any proposed Business Plan prior to the intended effective date of such Business Plan.  If Eola and Utah fail for any reason to approve all or part of a proposed Business Plan by such effective date, the portions of the proposed Business Plan that have been approved shall become effective on the effective date.  The portions of the prior approved Business Plan that cover substantially the same subject matter and the portions of the proposed Business Plan that were not approved shall remain in effect and shall be carried over into the following calendar year with such modifications for items outside the reasonable control of Eola and Utah, such as real estate taxes and insurance premiums being deemed approved.  The portions of the proposed Business Plan that have been approved, together with the portions of the existing Business Plan that are so carried over, shall constitute the approved Business Plan for the following calendar year.

(b)           On or before November 1 of each year with respect to each following calendar year, the Managing General Partner shall prepare and submit to Utah a proposed operating and capital expenditure budget (a “Budget”) with respect to the applicable calendar year, projecting all revenues expected to be received and all costs and expenses expected to be incurred during the following calendar year, including repair and maintenance costs, together with projected leasing activity and occupancy (including without limitation all applicable information for the Property as is required to be delivered to the Partnership pursuant to the Property Management Agreement).  The adoption or modification of any Budget shall be a Major Decision.  Eola and Utah shall endeavor to resolve any disagreements with respect to any proposed Budget prior to the intended effective date of such Budget.  If Eola and Utah fail for any reason to approve all or part of a proposed Budget by such effective date, the portions of the proposed Budget that have been approved shall become effective on the effective date.  The portions of the prior approved Budget that cover substantially the same matter as the portions of the proposed Budget that were not approved shall remain in effect and shall be carried over into the following calendar year with such modifications for items outside the reasonable control of the Partners, such as real estate taxes and insurance premiums, being deemed approved.  The portions of the proposed Budget that have been approved, together with the portions of the existing Budget that are so carried over, shall constitute the approved Budget for the following calendar year.

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(c)           The Managing General Partner shall secure the prior written approval of Utah as a Major Decision before expending, obligating the Partnership for or approving any expenditure in connection with the ownership, operation and management of the Property that would result in a Budget line item or category being exceeded (“Cost Overrun”) by the lesser of (i) $25,000 or (ii) twenty-five percent (25%) or more in that line item or category of the Budget except to the extent such Cost Overrun is caused by or results from Uncontrollable Expenses or Emergency Costs.

(d)           Eola and Utah shall each have the right, but not the obligation, to: (i) make or cause to be made any expenditure not contemplated by the approved Budget that is an Uncontrollable Expense; (ii) cause an MAI appraisal to be prepared for the Property (provided that only one (1) MAI appraisal for the Property may be performed during any calendar year unless agreed to by Eola and Utah as a Major Decision); or (iii) cause the accounting firm then retained by the Partnership or any Operating Company to prepare an annual audit of the books and records of the Partnership and/or any Operating Company.

(e)           Where emergency action is necessary to prevent imminent risk to health and safety to Persons on or about the Property, imminent property damage, imminent imposition of criminal or civil sanctions against the Partnership, any Operating Company or any Partner, or the foreclosing of a Lien against the Property, then Eola and Utah shall each have the right, but not the obligation, to make, or cause to be made, expenditures not contemplated by the approved Budget if any expenditure made without the approval of Eola and Utah is, in such Partner’s good faith judgment, reasonable and necessary under the circumstances set forth above (all such costs being collectively referred to herein as “Emergency Costs”); provided, that such Partner endeavors diligently and in good faith (i) to notify the other Partners of any such emergency and (ii) obtain verbal approval for any required expenditure.

Section 5.4             Reimbursement of Expenses.  The Partnership shall reimburse the Partners and their respective agents or representatives for all out-of-pocket costs and expenses incurred by them which are directly attributable to the business of the Partnership or any Operating Company and are incurred for and on behalf of the Partnership or any Operating Company and are either provided for in an approved Budget or Business Plan or otherwise appropriately authorized by the Partnership; provided, however, that the Partnership shall not be responsible for the salaries of such Partner’s employees, or any general overhead, such as rent.

Section 5.5             REIT Provisions.

(a)           The Partnership and the Partners acknowledge and agree that the Eola REIT, which owns an interest in Eola and therefore an indirect interest in the Partnership, intends to elect to be a “real estate investment trust,” within the meaning of Code Section 856 (a “REIT”), and is therefore subject to the requirements set forth in Code Sections 856 through 859.

(b)           Notwithstanding anything else in this Agreement, without the prior written approval of Eola, the Partnership shall not take (and shall cause each of the Operating Companies not to take) any action that would result in any of the following consequences to the Partnership (treating the Partnership as if it were a REIT, but only with respect to assets and operational matters as opposed to ownership):

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(i)            to recognize any income that would cause the Partnership to fail to satisfy either the “75 percent gross income test” set forth in Code Section 856(c)(3) or the “95 percent gross income test” set forth in Code Section 856 (c)(2);

(ii)           to hold any property that would cause the Partnership to fail to satisfy on the last day of each calendar quarter (determined taking into account the cure period rules set forth in Code Section 856(c)(4)) any of (A) the “75 percent asset test” set forth in Code Section 856(c)(4)(A), (B) the “25 percent asset test” set forth in Code Section 856(c)(4)(B)(i), (C) the “25 percent value limitation” set forth in Code Section 856(c)(4)(B)(ii), (D) the “5 percent value limitation” set forth in Code Section 856(c)(4)(B)(iii)(I), or (E) the “10 percent vote and value limitations” set forth in Code Sections 856(c)(4)(B)(iii)(II) and (III); and

(iii)          to engage in a transaction that reasonably could be expected to be treated as a “prohibited transaction” within the meaning of Code Section 857(b)(6)(B)(iii) unless the transaction qualifies for the safe harbor with respect to a “prohibited transaction” set forth in Code Section 857(b)(6)(C) (taking into account any other “safe harbor” transactions engaged in by the Eola REIT or any Affiliate (including any joint venture, partnership or limited liability company in which the Eola REIT or an Affiliate invests), which information the Eola REIT will provide to the Partnership upon written request).

Notwithstanding anything else in this Agreement, but without limiting the application of subsection (a) above and this subsection (b), the Partnership shall take (and cause the Operating Companies to take), and the Partners shall cause the Partnership to take, such other steps as shall be requested in writing in good faith by the Eola REIT as necessary to permit the Eola REIT to qualify as a REIT.

(c)           This Section 5.5 shall apply only if the Managing General Partner is not directly or indirectly controlled by the Eola REIT or an Affiliate thereof.

Section 5.6             Eola Line of Credit.  Notwithstanding any requirement of Section 5.1 or any other provision of this Agreement, each of the Partners hereby acknowledges and agrees that, without the prior written approval of Utah, the Managing General Partner shall have the authority to cause the Partnership and/or any one or more of its subsidiaries to (a) place a Lien on the Partnership Property (including a mortgage on the Property), (b) pledge the Property as collateral, and/or (c) execute a guaranty, in each case, in connection with any credit facility, line of credit or other financing for the benefit of the Eola REIT, Eola LP and/or any of their direct or indirect subsidiaries and to which the Eola REIT, Eola LP and/or any of their direct or indirect subsidiaries are a party (the “Property Collateral Grant”).   In the event that Utah or any of its Affiliates suffers any Losses in connection with such Property Collateral Grant (including as a result of the foreclosure of any Lien), then (i) the Managing General Partner shall indemnify and hold harmless Utah and its Affiliates for all such Losses and (ii) in the event of a foreclosure any Losses will be calculated based on the “fair market value” of the foreclosed property immediately prior to the foreclosure determined utilizing the procedures set forth in Section 8.7.

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ARTICLE 6
INTENTIONALLY OMITTED

ARTICLE 7
STATUS OF PARTNERS; INDEMNIFICATION

Section 7.1             Role of Non-Managing Partners.  Except as expressly provided herein, the Non-Managing Partners shall not participate in the management or control of the Partnership’s business, nor shall they transact any business for the Partnership, but such Partners’ consent shall be required whenever this Agreement provides for the consent or approval of all Partners or such Partner.

Section 7.2             Liability of Partners.  Except as otherwise expressly required by law, each Partner shall have no personal liability whatsoever, whether to the Partnership, to the other Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses. The foregoing shall not, however, limit the personal liability of a Partner for its obligations to the Partnership or any Indemnitee under this Agreement or to the Partnership or any other Person under any other agreement to which such Partner may be a party.

Section 7.3             Bankruptcy of Partner.  Notwithstanding any other provision of this Agreement, the Bankruptcy of a Partner shall not cause such Partner to cease to be a Partner of the Partnership and upon the occurrence of such an event, the Partnership shall continue without dissolution.

Section 7.4             Access to Records.  Each Partner shall, upon reasonable notice to the Managing General Partner, as appropriate, be provided with access to all tax, financial and other books and records of the Partnership.

Section 7.5             Relationship of Partners.  Each Partner agrees that, to the fullest extent permitted by the Delaware Act and except to the extent expressly stated in this Agreement or in any other agreement to which a Partner is a party:

(a)           Except as expressly provided for in this Agreement or in the Business Plan, no Partner shall have any authority to bind or act for, or assume any obligation or responsibility on behalf of, any other Partner or the Partnership, or to act as the agent, representative or attorney-in-fact for any other Partner.

(b)           Except as expressly provided herein, any consent, approval, determination or other action by a Partner shall be given or taken in the sole and absolute discretion of that Partner in its own best interests and without regard to the best interests of another Partner, the Partnership or the financial, tax or other effect on another Partner or the Partnership.  Each Partner acknowledges and agrees that (i) to the extent a Partner is acting or proposing to act on behalf of the Partnership, such Partner shall be acting in the capacity as a fiduciary of the Partnership and the other Partners and (ii) to the extent a Partner is determining whether to initiate or approve a Major Decision, such Partner is entitled to act in a manner deemed by such Partner to be in its own best interest.

Section 7.6             Other Activities: Affiliates.

(a)           Eola acknowledges and agrees that Eola shall be required to manage the Partnership as its sole and exclusive function and may not have other business interests and may not engage in the making or management of other investments or in any other activities in

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addition to those relating to the Partnership.  The Partnership and each Partner expressly acknowledge and agree that Utah and Affiliates of Utah and other Persons related to Utah or Affiliates of Utah (collectively, “Utah Related Persons”), Eola and Affiliates of Eola and other Persons related to Eola and Affiliates of Eola (collectively, the “Eola Related Persons” and together with the Utah Related Persons being hereinafter collectively referred to as “Related Persons”) have direct and/or indirect interests in investing in, owning, operating, transferring, managing, leasing and otherwise using, real property and interests therein for profit, and engaging in any and all activities related or incidental thereto and/or that such Related Persons will make other investments consistent with such interests. Except to the extent expressly provided herein or in other agreements among one or more of the parties hereto: (i) neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to any other ventures or activities in which any Related Person is involved or to the income or proceeds derived therefrom; (ii) the pursuit of other ventures and activities by any Related Person, even if competitive with the business of the Partnership, is hereby consented to by the Partnership and all Partners and shall not be deemed wrongful or improper under this Agreement; and (iii) no Related Person shall be obligated to present any particular investment opportunity to the Partnership or to any Partner, even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership.

(b)           Notwithstanding the foregoing provision of Section 7.6(a) hereof, Eola hereby agrees that if any Affiliate of Eola which is more than fifty percent (50%) beneficially owned by the Eola REIT (a “Section 7.6(b) Eola Affiliate”) shall determine to pursue the acquisition of any Competing Property (or any entity owning a Competing Property), then Eola will deliver a notice to Utah of such determination (a “Competing Property Notice”) not less than ten (10) days prior to the date any such Section 7.6(b) Eola Affiliate enters into a binding contract to acquire such Competing Property.  The Competing Property Notice shall specify the address of the Competing Property and shall include such material non-confidential information about the Competing Property as shall then be available to Eola.

Section 7.7             Indemnification.

(a)           In addition to and not in limitation of the provisions of Section 3.5, the Partnership shall indemnify and hold each Partner and its Affiliates and its Recourse Parties, and each of the direct and indirect members, partners, principals, officers, directors, managers and employees of each of the Partners and each of their Affiliates and each of their Recourse Parties (each, an “Indemnitee”), harmless from and against any Losses (including without limitation Losses arising from Recourse Liabilities) suffered or sustained by it by reason of any acts, omissions or alleged acts or omissions by such Indemnitee on behalf of the Partnership within the scope of authority conferred on it by this Agreement, including, any judgment, award, settlement, reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, that no Person shall be entitled to indemnification hereunder to the extent that the Losses incurred by such Person arose out of or were the result of such Person’s fraud, gross negligence or willful misconduct.

(b)           No Indemnitee shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Partner for any action taken or failure to act on behalf of the Partnership unless such action or omission constituted fraud, gross negligence or willful misconduct.  Each Partner shall indemnify, protect, defend and hold the Partnership, each other

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Partner and each such other Partner’s related Indemnitees harmless from and against any and all Losses suffered or sustained by it by reason of any act or omission constituting fraud, gross negligence or willful misconduct by such Partner or any related Indemnitee of such Partner; provided, however, that no Person shall be entitled to indemnification hereunder to the extent that the Losses incurred by such Person arose out of or were the result of such Person’s fraud, gross negligence or willful misconduct.

(c)           If a claim or assertion of liability is made or asserted by a third party against an Indemnitee that, if prevailed upon by any such third party, would result in such Indemnitee being entitled to indemnification pursuant to this Section 7.7, such Indemnitee will forthwith give to the applicable indemnitor written notice of the claims or assertion of liability and request the indemnitor to defend the same.  Failure to so notify the indemnitor will not relieve the indemnitor of any liability that the indemnitor might have to such Indemnitee except to the extent that such failure actually prejudices the indemnitor’s legal position.  The indemnitor will have the obligation to defend the Indemnitee against such claim or assertion (if such Indemnitee is entitled to indemnification pursuant to this Section 7.7) and the indemnitor will give written notice to the Indemnitee of acceptance of the defense of such claim and the name of the counsel (who shall be reasonably acceptable to the Indemnitee) selected by the indemnitor to defend such claim.  The Indemnitee will be entitled to participate with the indemnitor at the expense of the indemnitor in such defense and also will be entitled at its option (and at the expense of the Partnership) to employ no more than one separate counsel for such defense; provided, however, that if and to the proportionate extent the Indemnitee is found (by a final judgment of a court of competent jurisdiction) not to be entitled to indemnification hereunder, the Indemnitee shall reimburse the indemnitor for such expense).  The indemnitor and the Indemnitee will cooperate with each other in the defense of any such action and the relevant records of each will be made available to the other with respect to such defense.

(d)           No Indemnitee will be entitled to indemnification under this Section 7.7 if it has entered into any settlement or compromise of any claim giving rise to any indemnifiable loss without the written consent of the indemnitor.  If a bona fide settlement offer is made with respect to a claim and the indemnitor desires to accept and agree to such offer, the indemnitor will give written notice to the Indemnitee to that effect (the “Settlement Notice”).  If the settlement offer includes a full release of the Indemnitee and the Indemnitee fails to consent to the settlement offer within ten (10) calendar days after receipt of the Settlement Notice, then the Indemnitee will be deemed to have rejected such settlement offer and will be responsible for continuing the defense of such claim and, in such event, the maximum liability of the indemnitor as to such claim will not exceed the amount of such settlement offer plus any and all reasonable costs and expenses paid or incurred by the Indemnitee up to the date of the Settlement Notice and which are otherwise the responsibility of the indemnitor pursuant to this Section 7.7. If the settlement offer does not include a full release of the Indemnitee and the Indemnitee fails to consent to the settlement offer, the indemnitor shall continue to remain liable to the Indemnitee to the full extent set forth in this Section 7.7.

(e)           Any indemnification permitted under Section 7.7(a) shall be made only out of the assets of the Partnership, and no Partner shall be obligated to contribute to the capital of, or loan funds to, the Partnership to enable the Partnership to provide such indemnification.

(f)            The indemnification provided by this Section 7.7 shall be in addition to any other rights to which each Indemnitee may be entitled as a matter of law or otherwise, as to

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action in the Indemnitee’s capacity as a Managing General Partner, Non-Managing Partner, or as a director, officer, employee, constituent partner, shareholder or other Affiliate of a Partner, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

(g)           Except as otherwise provided in this Agreement, the Partnership may purchase and maintain insurance on behalf of any one or more Indemnitees.  If insurance is obtained for any Indemnitee, it shall be obtained on the same basis for all other Indemnitees who have comparable risks.

(h)           In no event may an Indemnitee subject an Affiliate or other related Indemnitee of a Partner to personal liability by reason of the indemnification provisions of this Agreement.

(i)            The provisions of this Section 7.7 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.  The indemnification obligations under this Section 7.7 shall survive the sale of the Partnership Interests by any Partner, the sale of the Property by the Partnership or the dissolution of the Partnership.

ARTICLE 8
TRANSFER OF PARTNERSHIP INTERESTS

Section 8.1             General.  Neither Eola nor Utah may Transfer or permit the Transfer of all or any portion of its Partnership Interest or any direct or indirect interest in such Partner without the prior written consent of the other unless such Transfer is a Permitted Eola Transfer or a Permitted Utah Transfer and until all requirements and conditions stated in this Article, which shall be read and construed as a whole, have been satisfied in full or have been waived by the non-transferring Partner.  Any Transfer in violation of this Article shall be invalid, ineffective and not enforceable for any purpose.  No authorization, consent or waiver applicable to one Transfer shall apply or be deemed to apply to any other Transfer or requested Transfer.  Notwithstanding anything contained in this Article 8 to the contrary, no Partner may directly Transfer or permit the direct Tranfer of all or any portion of its Partnership Interest, including any Permitted Eola Transfer or Permitted Utah Transfer but not including Transfers of direct or indirect equity interests in such Partner, during the three years immediately following the date hereof.  Notwithstanding anything in this Agreement to the contrary, a Transfer, pledge, or issuance or repurchase, retirement or re-issuance of securities in Eola REIT or of common units of limited partnership of Eola LP (or options, warrants, rights to purchase or securities convertible into or exchangeable for the foregoing), or of interests in any entity owning a direct or indirect interest in Eola REIT or Eola LP shall be permitted, and shall not require the prior consent of the Managing Member or the Non-Managing Member or compliance with any provision of this Agreement, including without limitation, Section 8.5.

Section 8.2             Permitted Transferees.

(a)           A “Permitted Eola Transfer” means any Transfer if following such Transfer all of the Partnership Interest currently held by Eola shall be held by the Eola REIT or any Person Controlling, Controlled by or under common Control with the Eola REIT.  Without

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limiting the generality of the foregoing, the Partners acknowledge that the Eola REIT is or shall be a publicly-traded entity, and any restrictions on transfer contained herein shall not apply or be deemed violated by any Transfer of direct or indirect interests in the Eola REIT.  Notwithstanding the foregoing, Eola shall not be entitled to transfer its direct interests as Managing General Partner of the Partnership.

(b)           A “Permitted Utah Transfer” means any Transfer if following such Transfer all of the Partnership Interest currently held by Utah shall be held by Utah and/or any Person Controlling, Controlled by or under common Control with Utah.

Section 8.3             Effect of Assignment.

(a)           In the event of any sale, assignment or transfer permitted hereunder, the Partnership shall not be dissolved or wound up, but shall continue.  No such sale, assignment or transfer shall relieve the assignor from any of its obligations under this Agreement accruing prior to such sale, assignment or transfer or with respect to payment of a Partner’s Partnership Percentage of Losses arising from Recourse Liabilities pursuant to Section 3.5 hereof whether accruing prior or subsequent to any such sale, assignment or transfer.  Notwithstanding the foregoing, as a condition to any sale, transfer or assignment by a Partner, the transferee or assignee must execute this Agreement (as amended) and agree to be bound by all of its terms and provisions.

(b)           Upon the Transfer of its entire Partnership Interest in the Partnership and the admission of such Partner’s transferee(s) as a substitute Partner pursuant to this Article, a Partner shall be deemed to have withdrawn from the Partnership.

(c)           If a Partner Transfers less than all of its Partnership Interest in the Partnership or if all or part of the direct or indirect ownership or other interests in a Partner are Transferred such Partner shall continue to have the sole and exclusive right to approve Major Decisions and to take other actions required or permitted under this Agreement, to the extent such Partner had such right prior to the Transfer.

Section 8.4             Substitute Partner.  The transferee of a Partnership Interest shall be automatically admitted to the Partnership as a substitute Partner, upon its compliance with this Article.  Unless a transferee of a Partnership Interest is admitted as a substitute Partner under this Section 8.4, it shall have none of the powers of a Partner hereunder and shall have only such rights of an assignee under the Delaware Act as are consistent with the other terms and provisions of this Agreement.

Section 8.5             Further Requirements.  In addition to the other requirements of this Article, and unless waived or modified in whole or in part by Utah (if the transfer is by Eola or one of its transferees) and/or Eola (if the transfer is by Utah or one of its transferees), no transfer of all or any portion of a Partnership Interest may be made unless the following conditions are met:

(a)           The delivery to the Partnership of a fully executed copy of all transfer documents relating to the transfer, including (but without limitation) a counterpart or joinder to this Agreement, an instrument of transfer and the agreement in writing of the transferee to (i) be bound by the terms of this Agreement and (ii) pay all costs and expenses of the Partnership incident to the transfer.

(b)           The representation of the transferring Partner and the transferee, and the delivery of an opinion of counsel reasonably acceptable to the non-transferring Partners, that (i)

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the transfer will not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes, (ii) the transfer will not cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and (iii) the transfer will not violate the Securities Act of 1933, as amended, or any other applicable federal or state securities laws, rules or regulations.

Section 8.6             Transfer Taxes.  Except as set forth in Section 8.7, the Transferor of any Partnership Interest, after the date hereof, shall be responsible to pay all Transfer taxes required to be paid by such Partner or the Partnership arising out of such Transfer of Partnership Interests regardless of whether the Transfer of such Partnership Interest would, in and of itself, result in an obligation to pay any Transfer taxes.  By way of example and without limiting the generality of the foregoing, if a Partner Transfers a two percent (2%) Partnership Interest in the Partnership and, as a result of such Transfer, Transfer taxes of any kind or in any jurisdiction are required to be paid by such Transferor or by the Partnership because the aggregate of all prior Transfers together with the current Transfer by such Partner results in the imposition of Transfer taxes, then such Partner will be obligated to pay such Transfer taxes on behalf of the Partnership, even though such Partner was not a party to any or all of such prior Transfers of Partnership Interests.

Section 8.7             Put/Call.

(a)           Exercise Notice.  At any time on or after the date that is three (3) years after the Effective Date, either Eola or Utah shall have the right, exercisable upon delivery of written notice (the “Exercise Notice”) to the other Partner, to cause Eola or its designee to purchase the Partnership Interest of Utah upon the terms set forth in this Section 8.7.

(b)           Determination of Purchase Price.  The consideration to be paid by Eola to Utah in consideration of the transfer by Utah of its Partnership Interest to Eola pursuant to this Section 8.7 shall be determined by the mutual agreement of Utah and Eola.  In the event Utah and Eola are unable to agree upon such consideration within ten (10) days of the delivery of the Exercise Notice, then the consideration to be paid by Eola shall equal the amount Utah would have received as a Partner of the Partnership if all of the assets of the Partnership and the Operating Companies had been sold for an amount equal to the fair market value on the date of the Exercise Notice, and the proceeds of such sale (net of liabilities, obligations and expenses that would have been paid out of such proceeds, including, without limitation, all amounts due to a Partner or its Affiliates, if such sale had actually occurred, but without regard to transfer taxes, closing costs or other expenses that would have been incurred in connection with the sale of all or a portion of the assets of the Partnership and its subsidiaries) were distributed to the Partners pursuant to Section 4.1 of this Agreement.  For purposes of this Section 8.7, (i) “fair market value” shall be determined by an independent appraiser (with MAI and CRE designations and with at least 10 years experience appraising assets similar to those owned by the Partnership and the Operating Companies) (a “Qualified Independent Appraiser”) selected by the mutual agreement of Utah and Eola and (ii) the determination of “fair market value” shall exclude any Liens on the Property or any other Partnership Property placed pursuant to Section 5.6 hereof.  Such Qualified Independent Appraiser shall be selected within thirty (30) days of the date of the Exercise Notice and shall determine the fair market value within thirty (30) days of being selected (such determination of fair market value to be conclusive and binding).  Utah and Eola shall share equally the costs of the appraiser.  In the event Utah and Eola cannot agree on a Qualified Independent Appraiser within such thirty (30) day period, then within forty (40) days of the date of the Exercise Notice Utah and Eola shall each select a Qualified Independent

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Appraiser.  Each such Qualified Independent Appraiser shall determine the fair market value within thirty (30) days of being selected.  If the difference between the determinations is within 10% of the lower determination, then the fair market value shall be deemed to be the average of the two (2) determinations (such determination to be conclusive and binding).  If the difference between the determinations is greater than 10% of the lower determination, then the two (2) Qualified Independent appraisers shall, within five (5) days of the receipt of a written request from either Utah or Eola, together select a third Qualified Independent Appraiser who shall determine the fair market value within thirty (30) days of being selected.  In such event, the fair market value shall be deemed to be the average of the third Qualified Independent Appraiser’s determination and the other determination to which it is closest (such determination to be conclusive and binding).  Eola and Utah shall each pay for their own Qualified Independent Appraiser and shall share equally the costs of the third Qualified Independent Appraiser.

(c)           Closing. The closing of any such purchase and sale shall occur at the date and place specified by Eola or Utah in the Exercise Notice, provided that Utah may not specify a closing date that is earlier than sixty (60) days after the determination or deemed determination of fair market value pursuant to subsection (b) above.  At the closing, (i) Utah shall execute such instruments of transfer as Eola may reasonably require in order to evidence the transfer and to assure that the Partnership Interest transferred is free and clear of any Lien, and (ii) Eola or its designee shall deliver the purchase price in immediately available funds.

(d)           Costs.  Each Partner shall bear its own costs and expenses in connection with the transactions contemplated by this Section 8.7, except that any transfer taxes arising as a result of such transactions shall be borne by the Partner delivering the Exercise Notice.

ARTICLE 9
CERTAIN REMEDIES

Section 9.1             No Partition.  Each Partner hereby irrevocably waives any and all rights that it may have to maintain any action for partition of the Partnership Property.

Section 9.2             Litigation Without Termination.  Each Partner shall be entitled to maintain, on its own behalf or on behalf of the Partnership, any action or proceeding against any other Partner or the Partnership (including, without limitation, any action for damages, specific performance or declaratory relief) for or by reason of the breach by such party of this Agreement or any other agreement entered into in connection with this Agreement, notwithstanding the fact that any or all of the parties to such proceeding may then be Partners in the Partnership.

Section 9.3             Attorneys’ Fees.  If the Partnership or any Partner obtains a judgment against any other Partner by reason of breach of this Agreement or failure to comply with the provisions hereof, a reasonable attorneys’ fee as fixed by the court shall be included in such judgment.

Section 9.4             Cumulative Remedies.  No remedy conferred upon the Partnership or any Partner pursuant to this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (subject, however, to the limitations expressly herein set forth).

Section 9.5             No Waiver.  No waiver by a Partner or the Partnership of any breach of this Agreement shall be deemed to be a waiver of any other breach of any kind or nature, and no

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acceptance of payment or performance by a Partner or the Partnership after any such breach shall be deemed to be a waiver of any breach of this Agreement, whether or not such Partner or the Partnership knows of such breach at the time it accepts such payment or performance.  Subject to any applicable statutes of limitation and any provisions in this Agreement to the contrary, no failure or delay on the part of a Partner or the Partnership to exercise any right it may have under this Agreement shall prevent the exercise thereof by such Partner or the Partnership, and no such failure or delay shall operate as a waiver of any breach of, or default under, this Agreement.

ARTICLE 10
DISSOLUTION OF PARTNERSHIP

Section 10.1           Events Giving Rise to Dissolution.  No act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Partnership, except that the happening of any one of the following events shall work an immediate dissolution of the Partnership:

(a)           The sale of all or substantially all of the Partnership Property;

(b)           The agreement in writing by Eola and Utah to dissolve the Partnership;

(c)           The expiration of the Term of the Partnership;

(d)           The occurrence of an event that makes it unlawful or impossible for all or substantially all of the business or affairs of the Partnership to be continued, such as an event causing the Partnership to have less than two Partners, unless the remaining Partner causes a cure of such illegality or impossibility within ninety (90) days after the Partnership has notice of the event, in which case the Partnership shall be continued effective retroactively as of the date of the event; or

(e)           The entry of a decree of judicial dissolution under Section 15-801 of the Delaware Act; provided, however, that to the fullest extent permitted by law, the Partners waive the right to seek and shall not seek or acquiesce in the entry of a decree of judicial dissolution.

Upon the occurrence of any event that causes there to be less than two Partners of the Partnership, to the fullest extent permitted by law, the remaining Partner (or the personal representative of the dissolved or dissociated Partners) is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that caused there to be less than two Partners of the Partnership, agree in writing (i) to continue the Partnership and (ii) to the admission of the personal representative(s) or their nominee or designee, as the case may be, as a substitute Partner of the Partnership, effective as of the occurrence of the event that caused there to be less than two Partners of the Partnership.

Without limitation on the other provisions hereof, neither the assignment of all or any part of a Partnership Interest permitted hereunder nor the admission of a substitute Partner nor the bankruptcy, insolvency or dissolution of a Partner shall, in and of itself, work the dissolution of the Partnership.  Except as otherwise provided in this Agreement, each Partner agrees that a Partner may not withdraw or resign from or, to the fullest extent permitted by law, cause a voluntary dissolution of the Partnership.

Notwithstanding any other provision of this Agreement, each of the Partners waives any right it might have to dissolve the Partnership upon the Bankruptcy of a Partner or the occurrence of an event that causes a Partner to cease to be a Partner of the Partnership.

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Section 10.2           Procedure.

(a)           Upon the dissolution of the Partnership, the Managing General Partner or, if Eola or its Affiliate is not the Managing General Partner, then such Person as the remaining Partners or if there are no remaining Partners, their personal representatives or other successors, shall select to wind up the Partnership’s affairs (the Managing General Partner or such other Person being referred to herein as the “Liquidating Trustee”) shall wind up the affairs of the Partnership.  The Partners shall continue to receive allocation of Net Income and Net Losses and distributions of Available Cash from Operations and Net Capital Transaction Proceeds during the period of liquidation of the Partnership in the same manner and proportion as though the Partnership had not dissolved.  The Liquidating Trustee shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of Partnership Property pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions.

(b)           Following the satisfaction of all debts and liabilities of the Partnership (including Partner Loans) and all expenses of liquidation (whether by payment or reasonable provision for payment thereof), the proceeds of the liquidation and any other funds of the Partnership shall be distributed after giving effect to the allocations set forth in Exhibit B and in accordance with the provisions of Article 4.

(c)           Each Partner shall look solely to the assets of the Partnership for all distributions that such Partner may be entitled to under this Agreement and shall have no recourse therefor (in the event of any deficit in a Partner’s Capital Account or otherwise) against any other Partner; provided, that nothing herein contained shall relieve any Partner of such Partner’s obligation to pay any liability or indebtedness owing the Partnership by such Partner, and the Partnership and the Partners shall be entitled at all times to enforce such obligations of such Partner. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

(d)           Notwithstanding any other provision of this Agreement to the contrary, upon liquidation of a Partnership Interest (whether or not in connection with a liquidation of the Partnership), no Partner shall have any liability to restore any deficit in its Capital Account.  In addition, no allocation to any Partner of any loss, whether attributable to depreciation or otherwise, shall create any asset of or obligation to the Partnership, even if such allocation reduces a Partner’s Capital Account or creates or increases a deficit in such Partner’s Capital Account; it is also the intent of the Partners that no Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership. The obligations of the Partners to make contributions pursuant to Article 3 are for the exclusive benefit of the Partnership and not of any creditor of the Partnership; and no such creditor is intended as a third party beneficiary of this Agreement nor shall any such creditor have any rights hereunder, including, but without limitation, the right to enforce any Capital Contribution obligations of the Partners.

(e)           Upon the completion of the liquidation of the Partnership and the distribution of all Partnership assets, and if the Statement of Cancellation of the Partnership shall have been filed in the manner required by the Delaware Act, the Partnership shall terminate.

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ARTICLE 11
MISCELLANEOUS

Section 11.1           Notices.  All notices, consents or waivers shall be in writing and shall be deemed to have been duly given:

(a)           when delivered personally; or

(b)           seventy-two (72) hours after being mailed, registered or certified mail, return receipt requested, postage prepaid, to the respective addresses set forth below; or

(c)           one (1) Business Day after being delivered to a nationally-recognized overnight courier service, prepaid, marked for next day delivery, addressed to the addressee at its address set forth below; or

(d)           on the Business Day of receipt if received during normal business hours and, if received after the close of business, the first Business Day after receipt, if delivered by facsimile transmission to the fax number (if any) of the receiving party listed below, if receipt is confirmed in writing by the sending facsimile machine.

(e)           The addresses for notice are:

if to the Partnership, to its address set forth in Section 1.6 hereof:

If to Eola:	[EOLA ENTITY]
390 N. Orange Avenue, Suite 2400
Orlando, Florida 32801
Attention: Rodolfo Prio Touzet
Telephone: (407) 650-0593
Facsimile: (407) 650-0597

With a copy to:	Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130
Attention: Curtis H. Sitterson, Esq.
Telephone: (305) 789-3550
Facsimile: (305) 789-3395

If to Utah:	Utah State Retirement Investment Fund
Fourth Floor
540 East 200 South
Salt Lake City, Utah 84102
Attention: Devon W. Olson
Telephone: (801) 366-7377
Facsimile: (801) 328-7377

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With a copy to:	CB Richard Ellis Investors
Suite 720
4400 MacArthur Boulevard
Newport Beach, California 92660
Attention: James E. Bell
Telephone: (949) 476-1974
Facsimile: (949) 476-1171

Section 11.2           Entire Agreement.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof.  This Agreement supersedes any prior agreement or understandings between the parties and/or their Affiliates with respect to the subject matter hereof and thereof and shall not amend or modify or in any way affect any other agreement or understanding between the parties hereto that are not related to the subject matter hereof or thereof.

Section 11.3           Amendments.  This Agreement may be amended by written agreement of amendment executed by all Partners, but not otherwise; provided, that the Managing General Partner may amend this Agreement without the consent of any other Partner to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, to make ministerial changes to this Agreement, to provide for amendments that do not adversely affect any Partner or to reflect the admission of additional Partners or the issuance of additional Partnership Interests in accordance with the terms hereof.

Section 11.4           Governing Law.  This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions.

Section 11.5           Successors and Assigns.  Except as limited by this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and permitted assigns.

Section 11.6           Captions.  Captions contained in this Agreement in no way define, limit or extend the scope or intent of this Agreement.

Section 11.7           Severability.  If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to other Persons or circumstances, shall not be affected thereby.

Section 11.8           Legal Counsel.  Legal counsel for a Partner or one of its Affiliates (“Counsel”) may represent the Partnership and/or any Operating Company in connection with legal work or issues arising in connection with the Partnership and/or any Operating Company (each, a “Matter”).  Each Partner recognizes and acknowledges that any such Counsel will be acting as legal counsel for the Partnership and/or any Operating Company with respect to each Matter and shall not be acting as the legal counsel of any individual Partner.  Each Partner further recognizes and accepts that its interest with respect to any Matter may be adverse to the interests of the other Partners and of the Partnership and/or any Operating Company.  Each Partner nevertheless consents to the representation of the Partnership and/or any Operating Company by such Counsel with respect to each Matter and waives for the benefit of each other

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Partner and of such Counsel any potential or actual conflict of interest between or among such Partners and between any such Partners and the Partnership and/or any Operating Company.  Each Partner acknowledges that in the event of any future dispute or litigation between or among the Partners and/or between any of the Partners and the Partnership and/or any Operating Company, the Counsel may continue to represent its Partner client, notwithstanding any such dispute and its prior representation of the Partnership and/or any Operating Company.

Section 11.9           Advice from Independent Counsel/Voluntary Agreement. Notwithstanding the provisions of Section 11.8, the Partners represent and warrant that (a) each of them is represented by legal and tax counsel of its choice, (b) each of them has consulted with such counsel regarding this Agreement, (c) each of them is fully aware of the meaning and the tax and other consequences of the provisions contained herein, (d) each of them has not relied in any way on any representation or other statement made by any other Partner or its legal or tax counsel or by any other Person and (e) each of them has entered into this Agreement voluntarily and without coercion or duress of any kind.

Section 11.10         Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

Section 11.11         Power of Attorney.  Each Partner hereby irrevocably constitutes and appoints the Managing General Partner, as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge (including swearing or affirmation), record and file, on behalf of it and on behalf of the Partnership, the following:

(a)           a Statement of Existence, a Statement of Qualification, a Certificate of Doing Business Under an Assumed Name, an Application for Certificate of Authority and any other certificates or instruments which may be required to be filed by the Partnership or any of the Partners under the law of the State of Delaware or Pennsylvania and any other jurisdiction whose laws may be applicable;

(b)           a Statement of Cancellation of the Partnership and such other instruments as may be deemed necessary or desirable by the holder of such power upon the termination of the Partnership; and

(c)           any and all amendments of the instruments described in subsections (a) and (b) above, provided such amendments are either required by law to be filed or have been authorized by the particular Partner or Partners whose authorization is required.

The foregoing grant of authority:

(i)            shall survive the delivery of an assignment by a Partner of the whole or any portion of its Partnership Interest;

(ii)           is a special power of attorney coupled with an interest, is irrevocable and shall survive the bankruptcy or liquidation of the Partner granting the power; and

(iii)          may be exercised by the holder on behalf of each Partner by a facsimile signature or by listing all of the Partners executing any instrument with a single signature as attorney-in-fact for all of them.

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Section 11.12         Benefits of Agreement; No Third-Party Rights.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Partnership or by any creditor of a Partner, and nothing in this Agreement shall be deemed to create any right in any Person not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person; provided, however, that the Indemnitees and their respective successors and assigns are intended third-party beneficiaries of the applicable indemnification provisions set forth in this Agreement.

Section 11.13         WAIVER OF JURY TRIAL.  EACH PARTNER AND THE PARTNERSHIP HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTNERS AND THE PARTNERSHIP, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE PARTNERS AND THE PARTNERSHIP ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 11.14         Agent for Utah.  Notwithstanding anything to the contrary provided for in this Agreement, Utah hereby expressly: (a) represents, warrants, covenants and agrees that until receipt of written notice from Utah to the contrary, for all purposes under this Agreement, CB Richard Ellis Investors (“CB”) is and shall be deemed to be fully authorized and directed to take any and all actions, receive and deliver any and all notices and make any and all decisions on the part of Utah as a Partner hereunder and no Person other than CB is or shall be deemed to be so authorized and directed; (b) covenants and agrees that any action taken by CB and any action failed to be taken by CB shall be deemed to be the act or failure to act on the part of Utah, and no party shall be required to look further, and Utah shall be fully responsible and liable for such acts and failures to act on the part of CB; and (c) indemnifies and holds harmless the Partnership and Eola from and against any and all Losses in any way arising from, out of, or in connection with the acts and/or failures to act on the part of CB acting and/or failing to act on behalf of Utah under this Agreement.

[Signature Page Follows]

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SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
LIMITED LIABILITY PARTNERSHIP AGREEMENT
 OF FA TWO LIBERTY PLACE, LLP

[EOLA ENTITY],
a

By:
Name:
Title:

UTAH STATE RETIREMENT INVESTMENT FUND, a common trust created under Utah Code Section 49-11-301

By:
Name:
Title:

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EXHIBIT A
DEFINITIONS

“ACP” shall have the meaning set forth in the Recitals hereto.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Fiscal Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations §§1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations §§1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations §1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliate Contract” shall have the meaning set forth in Section 5.1(b)(vi).

“Available Cash from Operations” shall mean all cash funds of the Partnership (other than Net Capital Transaction Proceeds) on hand from time to time after: (a) payment of all Partnership Costs and Expenses that are due and payable as of such date; (b) provision for the payment of all Partnership Costs and Expenses that the Partnership is obligated to pay within ninety (90) days of such date; and (c) provision for Reserve Additions.

“Bankruptcy” shall mean, with respect to any Person, if such Person: (a) makes an assignment for the benefit of creditors; (b) files a voluntary petition in bankruptcy, (c) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings; (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation; (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties; or (g) if one hundred twenty (120) days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

“Budget” shall have the meaning set forth in Section 5.3(b).

“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the United States or the States of Pennsylvania or New York shall not be regarded as a Business Day.

“Business Plan” shall have the meaning set forth in Section 5.3(a).

“Capital Account” shall have the meaning set forth in Section 1.1 of Exhibit B.

“Capital Contributions” shall mean the capital contributions of the Partners required or permitted under Section 3.1or Section 3.3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any succeeding law).

“Competing Property” shall mean any Class A commercial office building of similar size and quality to the Property in central Philadelphia, Pennsylvania, in which none of the Section 7.6(b) Eola Affiliates currently has an ownership interest.

“Competing Property Notice” shall have the meaning set forth in Section 7.6(b).

“Contributing Partner” shall have the meaning set forth in Section 3.3(b).

“Control” when used with respect to any Person, as such or in any related meaning, shall mean the power (either individually or together with others) to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, membership or partnership interests, by contract or otherwise.

“Cost Overruns” shall have the meaning provided for in Section 5.3(c).

“Counsel” shall have the meaning set forth in Section 11.8.

“Delaware Act” shall have the meaning set forth in the first Recital hereof.

“Effective Date” shall have the meaning set forth in the Preamble.

“Emergency Costs” shall have the meaning set forth in Section 5.3(e).

“Eola” shall have the meaning set forth in the introductory paragraph hereto.

“Eola LP” shall mean Eola Property Trust, L.P., a Delaware limited partnership.

“Eola REIT” shall mean Eola Property Trust, a Maryland real estate investment trust.

“Eola Related Persons” shall have the meaning set forth in Section 7.6(a).

“Escrow Agent” shall mean Chicago Title Insurance Company.

“Fiscal Year” shall mean the 12-month period ending December 31 of each year; the first Fiscal Year shall begin on the date of this Agreement and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Partnership is completed and ending on the date such final liquidation and termination is completed.  To the extent any computation or other provision hereof provides for action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the initial and final Fiscal Years to reflect that such periods are less than full calendar year periods.

“Indemnitee” shall have the meaning set forth in Section 7.7(a).

“Interests” shall mean the partnership interests of the Partnership in and to any Operating Company.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, encumbrance, charge or security interest, other than liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings.

“Liquidating Trustee” shall have the meaning set forth in Section 10.2(a).

“Losses” shall mean the dollar amounts of all costs, claims, suits, actions, losses, liabilities, obligations, reasonable fees and expenses of any kind or nature, including costs and expenses of accountants, attorneys and other professionals, judgments, fines, penalties, settlements and all other costs and expenses of any nature or type actually paid or incurred by a specified Person; provided, however, that Losses shall not include lost profits or consequential or punitive damages.

“Major Decision(s)” shall have the meaning set forth in Section 5.1(b).

“Major Decision Notice” shall have the meaning set forth in Section 5.1(c).

“Managing General Partner” shall mean Eola and its permitted successors and assigns in its capacity as the managing general partner of the Partnership.

“Matter” shall have the meaning set forth in Section 11.8.

“Necessary Expenses” shall mean: (a) Emergency Costs; (b) Uncontrollable Expenses and any other costs or expenses (without duplication) provided for in any approved Budget or Business Plan.

“Net Capital Transaction Proceeds” shall mean the proceeds from (a) any financing or refinancing of the Property or any part thereof and (b) any sale, disposition, taking or loss (including, but not limited to, the proceeds from any eminent domain proceeding or conveyance in lieu thereof or from title insurance or casualty insurance, other than rental income insurance) of the Property or any part thereof, less payment of all costs and other expenses related thereto, any amounts expended to repair or replace any part of the Property taken or destroyed, all Partnership Costs and Expenses and all other obligations of the Partnership then due.

“Net Income” and “Net Losses” mean for purposes of the tax provisions in Article II and Exhibit B, the income or losses of the Partnership as determined in accordance with the method of accounting followed by the Partnership for federal income tax purposes, including for all purposes: (1) any income exempt from tax; (2) any expenditures of the Partnership which are described in Section 705(a)(2)(B) of the Code or are treated as Section 705(a)(2)(B) expenditures under Treasury Regulation § 1.704-1(b)(2)(iv)(i); and (3) any adjustments to the book value of any Partnership asset pursuant to the Treasury Regulations; provided, however, if any property is carried on the books of the Partnership at a value that differs from that property’s adjusted basis for tax purposes, then any gain, loss, depreciation and amortization with respect to such property shall be computed with reference to the book value of such property, consistently with the requirement of Treasury Regulation § 1.704-1(b)(2)(iv)(g); and provided, further, that any item allocated under Section 1.4 of Exhibit B shall be excluded from the computation of Net Income and Net Losses.

“Non-Contributing Partner” shall have the meaning set forth in Section 3.3(b).

“Non-Managing Partner” shall mean Utah and its successors and assigns, in its capacity as a non-managing general partner of the Partnership.

“Operating Company” shall mean any entity in which the Partnership has or shall acquire a direct or indirect interest, including without limitation FA Two Liberty Holdings GP, LLC, FA Two Liberty Holdings, L.P., Offices at Two Liberty Place GP, LLC, Offices at Two Liberty Place, L.P., Two Liberty Place GP, LLC and Two Liberty Place, L.P.

 “Partially Adjusted Capital Account” means, with respect to any Partner for any Fiscal Year or other period, the Capital Account balance of such Partner at the beginning of such period, adjusted for all contributions and distributions during such period and all special allocations pursuant to Section 1.4 of Exhibit B with respect to such period, but before giving effect to any allocation with respect to such period pursuant to Section 1.3 of Exhibit B.

“Partner(s)” shall mean Eola and Utah and their permitted successors and assigns in its or their capacities as Partners in the Partnership, and any additional partners admitted in accordance with the terms of this Agreement.

“Partner Loan” shall have the meaning set forth in Section 3.3(b).

“Partnership” shall mean FA Two Liberty Place, LLP, a Delaware limited liability partnership.

“Partnership Costs and Expenses” shall mean all of the expenditures of any kind made or to be made with respect to the direct or indirect operations of the Partnership and/or any Operating Company and reflected (without duplication) in any Business Plan or Budget then in effect or otherwise permitted under the terms of this Agreement, including, without limitation, all required debt service payments, all amounts payable pursuant to any management, leasing or other agreement relating to the Property, costs of improvements to be made with respect to the Property, ad valorem taxes, federal, state and local taxes, assessment and school fees, insurance premiums, repair and maintenance costs, engineering fees, advertising and other marketing expenses, professional fees, utilities costs, overhead, costs, general and administrative costs, and all other types of costs, expenses, charges, liabilities and obligations of the Partnership and/or any Operating Company.

“Partnership Interest” shall mean the interest of a Partner in the Partnership, including, without limitation, such Partner’s right (a) to allocations of items of income, gain, loss, deduction, and credit of the Partnership as set forth in Exhibit B hereto; (b) to a distributive share of the assets of the Partnership as set forth in Article 4 and Article 10; and (c) to participate in the management and operation of the Partnership in accordance with this Agreement.

“Partnership Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Regulations §§1.704-2(b)(2) and 1.704-2(d).

“Partnership Percentage” shall mean, for Utah, 11%, and for Eola, 89%.

“Partnership Property” shall mean the Property and all other property of whatever kind or nature owned by the Partnership from time to time.

“Permitted Eola Transfer” shall have the meaning set forth in Section 8.2(a).

“Permitted Utah Transfer” shall have the meaning set forth in Section 8.2(b).

“Person” shall mean an individual, corporation, partnership, limited liability company, trust, estate, unincorporated organization, association or other legally recognized entity.

“Property” shall mean the land and improvements located at 50 South 16th Street in the City and County of Philadelphia, Pennsylvania, and the building (the “Building”) and other improvements erected thereon known as “Two Liberty Place”, other than the Residential Units.

“Property Management Agreement” shall mean any property management agreement between the Partnership and any property manager.

“Recourse Liabilities” shall have the meaning set forth in Section 3.5.

“Recourse Party” shall have the meaning set forth in Section 3.5.

“Related Persons” shall have the meaning set forth in Section 7.6.

“Reserve Additions” shall mean for the applicable period, all reserves established and amounts added to existing reserves during such period for future Partnership Costs and Expenses in accordance with any approved Budget or Business Plan.

 “Residential Units” shall mean Unit D, comprised of a portion of the 37th floor of the Building, and Unit E, comprised of the remaining portion of the 37th floor and floors 40 through 57 of the Building, as designated by the Amended and Restated Declaration of Condominium of Two Liberty Place, a Condominium, dated February 12, 2007 and recorded on February 14, 2007 in the Philadelphia Department of Records as Document Number 51632052.

“Section 7.6(b) Eola Affiliate” shall have the meaning set forth in Section 7.6(b).

“Settlement Notice” shall have the meaning set forth in Section 7.7(d).

“Term” shall have the meaning set forth in Section 1.3.

“Third Party” shall mean any Person that is not a Partner or an Affiliate of a Partner.

“this Agreement” shall mean this amended and restated limited liability partnership agreement, as amended, modified or supplemented from time to time in accordance with its terms together with the Exhibits attached hereto.

“Transfer” and related usages of that term shall mean any sale, transfer, assignment, pledge, hypothecation or other disposal of all or any part of a Partnership Interest (including economic interests) or any direct or indirect ownership interest in a Partner in any manner, whether directly or indirectly by Transfer of all or a portion of any type of equity, profits, distribution or other ownership interest, and shall include the ability to approve or have any right to vote on, consent to or veto any decision or matter set forth in this Agreement and a right to receive any share or portion of payments of dividends, distributions or profits.

“Treasury Regulations” or “Regulations” shall mean the regulations promulgated under the Code, as such regulations are in effect from time to time.

“Uncontrollable Expenses” shall mean the following expenditures: (i) taxes, (ii) utility charges, (iii) costs of insurance, (iv) payments due under any loan to the Partnership and/or any Operating Company, including any fees, costs or other charges and including establishing any required reserves (or payment of any other scheduled payment under any such loan, including without limitation, the entire amount of the loan at maturity) and (v) payments under contracts binding on the Partnership and/or any Operating Company.

“Utah” shall mean Utah State Retirement Investment Fund, a common trust created under Utah Code Section 49-11-301.

“Utah Related Persons” shall have the meaning set forth in Section 7.6(a).

EXHIBIT B
CERTAIN TAX AND ACCOUNTING MATTERS

ARTICLE I

ALLOCATION OF INCOME AND LOSSES

Section 1.1             Capital Account.  Capital Account means, with respect to each Partner, the account established and maintained for the Partner on the books of the Partnership in compliance with Treasury Regulation §§1.704-1(b)(2)(iv) and 1.704-2, as amended.  This Section shall be interpreted and applied in a manner consistent with such Treasury Regulations.  Subject to the preceding sentence, each Partner’s Capital Account will initially equal the amount of cash and fair market value of property contributed (as of the date of such contribution, net of liabilities secured by the property that the Partnership is considered to assume or take subject to under Code Section 752) by such Partner to the Partnership and throughout the term of the Partnership will be (a) increased by the amount of (1) income and gains allocated to such Partner pursuant to the following provisions of this Exhibit B and (2) the amount of any cash and the fair market value of any property subsequently contributed by such Partner to the Partnership (as of the date of such contribution, net of liabilities secured by the property that the Partnership is considered to assume or take subject to under Code Section 752), including any adjustments pursuant to Section 3.1(b) of this Agreement, and (b) decreased by the amount of (1) losses and deductions allocated to such Partner pursuant to the following provisions of this Exhibit B and (2) the amount of distributions of cash and the fair market value of distributions of property (as of the date of such distribution, net of liabilities secured by the property that the Partner is considered to assume or take subject to under Code Section 752) distributed to such Partner.

Section 1.2             Capital Account Adjustments for Revaluations.  Whenever the Partnership would be permitted to adjust the Capital Accounts of the Partners pursuant to Treasury Regulation §1.704-1(b)(2)(iv)(f) to reflect revaluations of Partnership Property, the Partnership may so adjust the Capital Accounts of the Partners.  Furthermore, whenever the Partnership would be permitted to adjust the Capital Accounts of the Partners pursuant to Treasury Regulation §1.704-1(b)(2)(iv)(q) to reflect revaluations of Partnership Property, upon the admission of a new partner, where the revaluations reflect and are consistent with the underlying economic arrangement of the Partners, the Partnership may so adjust the Capital Accounts of the Partners.  The Capital Account adjustments shall be made in a manner that maintains equality between the aggregate governing Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, and is based, wherever practicable, on federal tax accounting principles.

In the event that the Capital Accounts of the Partners are adjusted pursuant to Treasury Regulations §§1.704-1(b)(2)(iv)(f) or (q) to reflect revaluations of Partnership Property (a) the Capital Accounts of the Partners shall be adjusted in accordance with Treasury Regulation §1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, (b) the Partners’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Code Section 704(c), and (c) the amount of upward and/or downward adjustments to the book value of any Partnership Property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of this Exhibit B.  In the event that Code Section 704(c) applies to any Partnership Property, the Capital Accounts of the Partners shall be adjusted in accordance with Treasury Regulation §1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such Partnership Property.

Section 1.3             Allocations of Net Income and Net Losses.  After giving effect to Section 1.4 of this Exhibit B, for any Fiscal Year, the items of income, expense, gain and loss of the Partnership comprising Net Income and Net Losses shall be allocated to the Partners, pro rata in accordance with their Partnership Percentages.

Section 1.4             Other Allocation Provisions.

(a)           Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulation §1.704-2(f), notwithstanding anything to the contrary in this Exhibit B, if there is a net decrease in “partnership minimum gain” (within the meaning of Treasury Regulation § 1.704-2(d)) for a Fiscal Year, then there shall be allocated to each Partner items of income and gain for such Fiscal Year equal to such Partner’s share of the net decrease in Partnership minimum gain (within the meaning of Treasury Regulation § 1.704-2(f), provided, that if the Partnership has any discretion as to an exception set forth in Treasury Regulation § 1.704-2(f)(5), the Managing General Partner may exercise such discretion on behalf of the Partnership).  In the event that the application of the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Partners, the Managing General Partner may request that the Commissioner waive the minimum gain chargeback requirement pursuant to Treasury Regulation § 1.704-2(f)(4).  Any Partner’s share of Partnership Minimum Gain shall be determined in accordance with Treasury Regulation §1.704-2(g)(1).  The foregoing is intended to be a “minimum gain chargeback” provision as described in Treasury Regulation § 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Treasury Regulation.

(b)           Partner Minimum Gain Chargeback.  If during a Fiscal Year there is a net decrease in partner nonrecourse debt minimum gain (as determined in accordance with Treasury Regulation § 1.704-2(i)(3)), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Partner with a share of that partner nonrecourse debt minimum gain (determined in accordance with Treasury Regulation §1.704-2(i)(5)) as of the beginning of the Fiscal Year shall, subject to the exceptions in Treasury Regulation §1.704-2(i)(4) (including the exceptions analogous to those in Treasury Regulation §1.704-2(f)(2), (3), (4) and (5), provided, that if the Partnership has any discretion as to the exception set forth in Treasury Regulation §1.704-2(f)(5) as made applicable by Treasury Regulation §1.704-2(i)(4), the Managing General Partner may exercise such discretion on behalf of the Partnership), be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Partner’s share of the net decrease in the partner nonrecourse debt minimum gain.  In the event that the application of the partner nonrecourse debt minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Partners, the Managing General Partner may request that the Commissioner waive the minimum gain chargeback requirement pursuant to Treasury Regulation §§1.704-2(f)(4) and 1.704-2(i)(4).  The foregoing is intended to be the “chargeback of partner nonrecourse debt minimum gain” required by Treasury Regulation §1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Treasury Regulation.

(c)           Nonrecourse Deductions.  Notwithstanding anything to the contrary in this Exhibit B, nonrecourse deductions shall be allocated to the Partners on a pro rata basis, in proportion to their Partnership Percentages.  Nonrecourse deductions shall have the meaning set forth in Treasury Regulation §1.704-2(b)(1).

(d)           Qualified Income Offset.  If, during any Fiscal Year, a Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation § 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in such Partner’s Adjusted Capital Account, there shall be allocated to such Partner items of income and gain (consisting of a pro rata portion of each item of Partnership income (including gross income, and gain for such year), in an amount and manner sufficient to eliminate such deficit as quickly as possible.  The foregoing is intended to be a “qualified income offset” provision as described in Treasury Regulation § 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with that Treasury Regulation.  The foregoing is intended to comply with the provisions of Treasury Regulation §1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with that Treasury Regulation.

(e)           Partner Nonrecourse Deductions.  Notwithstanding anything to the contrary in this Exhibit B, to the extent required by Treasury Regulation §1.704-2(i), any items of income, gain, loss or deduction of the Partnership that are attributable to a nonrecourse debt of the Partnership that constitutes partner nonrecourse debt as defined in Treasury Regulation §1.704-2(b)(4) shall be allocated in accordance with the provisions of Treasury Regulation §1.704-2(i).  This Section 1.4(e) is intended to satisfy the requirements of Treasury Regulation §1.704-2(i) and shall be interpreted and applied in a manner consistent therewith.

(f)            Loss Limitation.  Notwithstanding anything to the contrary in Section 1.3 of this Exhibit B,

(1)           The Net Losses allocated pursuant to Section 1.3 of this Exhibit B to any Partner for any Fiscal Year shall not exceed the maximum amount of Net Losses that may be allocated to such Partner without causing such Partner to have a negative balance in its Adjusted Capital Account at the end of such Fiscal Year.

(2)           If some but not all of the Partners would have deficits in their Adjusted Capital Accounts as a consequence of allocations of Net Losses pursuant to Section 1.3 of this Exhibit B, the limitations set forth in this Section 1.4(f)(2) shall be applied by allocating Net Losses pursuant to this Section 1.4(f)(2) only to those Partners who would not have a deficit in their Adjusted Capital Accounts as a consequence of receiving such an allocation of Net Losses (the allocation of such Net Losses among those Partners to be in proportion to their aggregate Capital Contributions to the Partnership).

(3)           If no other Partner may receive an additional allocation of Net Losses pursuant to Section 1.4(f)(2) of this Exhibit B, such additional Net Losses not allocated pursuant to said Section 1.4(f)(2) shall be allocated solely to those Partners who bear the economic risks for such additional Net Losses within the meaning of Section 704(b) of the Code and the Treasury Regulations thereunder.

(g)           Reversal of Regulatory Allocations.  To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to paragraphs (a), through (e) of this Section 1.4 and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Section 1.3 of this Exhibit B, subsequent allocations under said Section 1.3 shall be made, to the extent possible and without duplication in a manner consistent with the Treasury Regulations under Code Section 704(b), which negate as rapidly as possible the effect of all such inconsistent allocations under paragraphs (a) through (e).  This Section 1.4(g) shall be interpreted and applied in such a manner and to such extent as is reasonably necessary to eliminate, as quickly as possible, permanent economic distortions that would otherwise occur as a consequence of the allocations pursuant to paragraphs (a) through (e) of this Section 1.4, in the absence of this Section 1.4(g).

(h)           Distributions of Property.  Solely for the purpose of adjusting the Capital Accounts of the Partners, and not for tax purposes, if any property is distributed in kind to any Partner, the difference between its fair market value (as determined in the reasonable judgment of the Managing General Partner) and its book value at the time of distribution shall be treated as gain or loss recognized by the Partnership and allocated pursuant to the provisions of Section 1.3 of this Exhibit B.

(i)            Transfer of Partnership Interest.  Except to the extent otherwise required by the Code and Treasury Regulations, if a Partnership Interest or part thereof is transferred in any Fiscal Year, the items of income, gain, loss, deduction and credit allocable to such Partnership Interest or part thereof, as the case may be, for such Fiscal Year shall be apportioned between the transferor and the transferee on a daily basis and shall be allocated to the person who held the interest on the date such items were realized or incurred by the Partnership.  At the request of the transferee, the Managing General Partner may, in its sole discretion, make the election provided for in Code Section 754.

(j)            Order of Allocations.  Any allocations made pursuant to this Exhibit B shall be made in the following order of priority:

(i)            Section 1.4(a);

(ii)           Section 1.4(b);

(iii)          Section 1.4(d);

(iv)          Section 1.4(e);

(v)           Section 1.4 (c);

(vi)          Section 1.4(g); and

(vii)         Section 1.3 as modified by Section 1.4(f).

(k)           Liquidation of Partnership.  In the event of a liquidation of the Partnership or any Partnership Interest, as defined in Treasury Regulation §1.704-1(b)(2)(ii)(g):  (1) Notwithstanding anything to the contrary that may be expressed or implied in this Exhibit B

(except paragraphs (a) through (j) of this Section 1.4), allocations of income, gain, loss, deduction and credit shall be allocated in a manner so that distributions to be made in connection with such liquidation shall be made in accordance with the positive Capital Account balances of the Partner(s) entitled to receive such distributions, as described in Treasury Regulation §1.704-(1)(b)(2)(ii)(b), with the Code and other sections of the Treasury Regulations and, to the extent possible, in an amount equal to the aggregate net distributions that each such Partner would have received pursuant to Article 4 of the Agreement; and (2) distributions made in accordance with a liquidation described in provision (1) hereof, shall, to the extent possible, be made within the time periods specified by Treasury Regulation §1.704-1(b)(2)(ii)(b).

Section 1.5             Allocations for Income Tax Purposes.  These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year.  Where any provision depends on the Capital Account of any Partner, that Capital Account shall be determined after the operation of all preceding provisions for the year.  The income, gains, losses, deductions and credits of the Partnership for federal, state and local income tax purposes shall be allocated in the same manner as the corresponding items entering into the computation of Net Income and Net Losses were allocated pursuant to Section 1.3 and Section 1.4 of this Exhibit B; provided that solely for federal, local and state income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction shall be allocated, other than with respect to the tax basis of property, as follows:  in the case of property contributed in kind and other property, in accordance with the requirements of Code Section 704(c) and the Treasury Regulations thereunder and the requirements of the relevant provisions of the Treasury Regulations under Code Section 704(b).

Section 1.6             Code Section 704(b).  The allocation provisions contained in this Exhibit B are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith.  The Partners agree that any provision of this Exhibit B that is reasonably subject to different interpretations shall be interpreted in a manner that comports with the foregoing intention.

Section 1.7             Distributions of Nonrecourse Liability Proceeds.  If during a Fiscal Year the Partnership makes a distribution to any Partner that is allocable to the proceeds of any nonrecourse liability of the Partnership that is allocable to an increase in Partnership Minimum Gain pursuant to Treasury Regulation §1.704-2(h), then the Partnership shall elect, to the extent permitted by Treasury Regulation §1.704-2(h)(3), to treat such distribution as a distribution that is not allocable to an increase in Partnership Minimum Gain.

ARTICLE II

MISCELLANEOUS MATTERS

Section 2.1             Preparation of Records and Returns; Tax Matters Partner. All federal, state and local income tax returns, and financial and accounting books and records of the Partnership shall be prepared under the direction of the Managing General Partner, and all tax audits and litigation shall be conducted under the direction of the Managing General Partner. The determination of whether the Partnership shall make available elections for accounting or federal, state or local income tax purposes shall be made by the Managing General Partner. The Managing General Partner is hereby designated as the “tax matters partner” for the Partnership (as such term is defined in Section 6231(a)(7) of the Code). The tax matters partner shall promptly notify Partners who do not qualify as “notice partners” within the meaning of Code Section 6231(a)(8) at the beginning and completion of an administrative proceeding at the Partnership level promptly upon such notice being received by the tax matters partner.

Section 2.2             Method of Making Contributions. References to contributions of property appearing in Article I of this Exhibit B are included for the purpose of conforming to the requirements set forth in the Regulations and shall not give rise to an inference that contributions may be made in a form other than cash except as set forth in the Agreement or any other written agreement of the Partners.

EXHIBIT C
CAPITAL ACCOUNTS

Utah State Retirement Investment Fund	$

[Eola Entity]	$

C-1

EXHIBIT J
TO
CONTRIBUTION AGREEMENT

FORM OF LOCK-UP AGREEMENT

[•], 2010

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                                                Incorporated,
Barclays Capital Inc.
Wells Fargo Securities, LLC
  as Representatives of the several
  Underwriters to be named in the
  within-mentioned Purchase Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
              Incorporated

One Bryant Park
New York, New York  10036

Re:                               Proposed Public Offering by Eola Property Trust

Dear Sirs:

The undersigned, a shareholder of Eola Property Trust, a Maryland real estate investment trust (the “Company”), and/or a holder of units of partnership interest (“OP Units”) in Eola Property Trust, L.P., a Delaware limited partnership (the “Operating Partnership”) as of the closing of the Public Offering (as defined below), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Barclays Capital Inc. (“Barclays”) and Wells Fargo Securities, LLC (“Wells Fargo,” and together with Merrill Lynch and Barclays, the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and the Operating Partnership, providing for the public offering (the “Public Offering”) of common shares of beneficial interest, par value $0.01 per share (“Common Shares”), of the Company.  In recognition of the benefit that the Public Offering would confer upon the undersigned as a shareholder of the Company and/or as a holder of OP Units, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days (the “Lock-Up Period”) from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any Common Shares or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares (including OP Units), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, or cause to be filed, any registration statement in connection therewith, under the

Exhibit J-1

Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

1.                                       if the undersigned is a trustee or executive officer of the Company, pursuant to the establishment by the undersigned of a written trading plan designed to comply with Rule 10b5-1(c) of the Exchange Act, provided that (x) no filing with the Securities and Exchange Commission regarding the establishment of such written trading plan (including, without limitation, via a current report on Form 8-K) shall be required in connection with such establishment and the undersigned does not otherwise voluntarily effect any public filing, or make any public announcement, with respect to such establishment until the expiration of the Lock-Up Period and (y) no sales or other dispositions may occur under such plans until the expiration of the Lock-Up Period; or

2.                                       as a bona fide gift or gifts; or

3.                                       to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

4.                                       as a distribution to limited partners or stockholders of the undersigned; or

5.                                       to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned or its affiliates may engage in transactions relating to Common Shares of the Company acquired by the undersigned, or with respect to which the undersigned otherwise acquired the power of disposition, on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

In addition, the restrictions in the first paragraph hereof shall not apply to pledges of the undersigned’s Common Shares and/or OP Units to the Company and/or the Operating Partnership pursuant to any pledge arrangements relating to the undersigned’s indemnification obligations under the applicable contribution agreement and dispositions or transfers in connection with the operation of such pledge arrangements.

Notwithstanding the foregoing, if:

Exhibit J-2

(1)                                  during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)                                  prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of the Purchase Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

If for any reason the contribution agreement pursuant to which the undersigned acquires Common Shares or OP Units, or the Purchase Agreement (once executed), shall be terminated prior to the closing of the Public Offering, this lock-up agreement shall likewise be terminated.

Very truly yours,

Signature:

Print Name:

Exhibit J-3